UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2025

Dear Fellow Shareholders:

2024 was a successful year with a strong commitment to delivering improved operational results with a sharp focus on continuous process improvements to drive profitability. Throughout the year, we continued to build positive momentum culminating with our sixth consecutive year of record revenue. Our dedication to optimizing operational efficiencies has substantially improved margins and profitability while achieving unprecedented record cash flows.

We achieved noteworthy accomplishments by forming key strategic partnerships within our Patient Services division with Smith+Nephew and ChemoMouthpiece, as well within our Device Solutions division with a prestigious cancer center. These important partnerships are poised to foster future growth and expand our market presence.

We leveraged our Master Services Agreement (MSA) with a leading global healthcare technology and diagnostic company, along with executing an important remediation project for a major DME manufacturer that utilized our proven expertise in biomedical services delivering effective solutions.

Our strong financial performance led to Adjusted EBITDA1 growth and margins that exceeded our annual guidance. We reduced our long-term debt to its lowest levels in 16 quarters, demonstrating fiscal discipline and returned $1.2 million to shareholders through stock repurchases. Additionally, in the first quarter of 2025, we repurchased approximately $2.5 million, bringing the total to $3.7 million over the past 14 months under our $20 million stock repurchase program, which was authorized in May of 2024.

In September 2024, we entered into a strategic partnership with ChemoMouthpiece to be the exclusive distributor in the U.S. for the Chemo Mouthpiece®, an oral cryotherapy device with FDA 510(k) clearance. This innovative device mitigates the incidence and severity of oral mucositis by decreasing blood flow, thereby limiting the delivery of chemotherapy to the oral tissues in patients undergoing treatment. Oral mucositis is a debilitating condition impacting hundreds of thousands of oncology patients annually. Chemo Mouthpiece will be strategically marketed to our network of more than 2,000 cancer centers, through SI Healthcare Technologies, our partnership with Sanara Medtech. We are extremely excited by this device’s potential to fulfill an unmet need, offering much-needed relief for cancer patients.

In August 2024, we entered into a distribution agreement with Smith+Nephew for its advanced negative pressure wound therapy system, an exciting new option for home-based care for patients living with chronic wounds. Smith+Nephew approached InfuSystem, based on our more than 800 in-network health insurance providers covering over 96% of the U.S. population, to be a distribution partner for their RENASYS EDGE system and provide clinic-to-home support. We are excited to provide customized solutions that leverage our revenue cycle and service expertise, giving patients increased access to their innovative device.

1 Adjusted EBITDA is a non-GAAP financial measure. Definitions of, and further details regarding this non-GAAP financial measure, including a reconciliation to its most directly comparable financial measure prepared in accordance with GAAP, can be found in Appendix E.
3851 West Hamlin Road, Rochester Hills, MI 48309
TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

In 2024 we commenced an important project to replace our ERP system to upgrade our core business applications. We estimate the total investment for this project to be between $3 million and $4 million and will be completed in early 2026. This investment in our information technology and business applications will facilitate continued growth and significantly enhance our operating efficiency.

As we enter 2025, we are strategically positioned to strengthen our market presence and drive revenue growth and profitability, having identified new opportunities in wound care and biomedical services, along with innovative products that will capitalize on our core strengths. Our nearly four decades of success in delivering unique solutions, stands as a testament to the strength of InfuSystem as a great healthcare service company built upon our guiding motto of “Safe. Smart. Trusted.”

I am immensely proud of our progress and extend my gratitude to our incredible team members for their unwavering dedication and commitment, which have solidified InfuSystem as a trusted partner. We also thank our loyal shareholders and reaffirm our commitment to delivering enhanced value for all our stakeholders.

On Behalf of the Board of Directors and Management,

Richard A. DiIorio
Chief Executive Officer
3851 West Hamlin Road, Rochester Hills, MI 48309
TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309

Notice of Annual Meeting of
Stockholders To Be Held on May 15,
2025
Virtual Annual Meeting of Stockholders - Online Meeting Only - No Physical Meeting Location

April 10, 2025

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually at 2:00 pm, Eastern Time, May 15, 2025. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting meetnow.global/MNMKJMF.

At the Annual Meeting, stockholders will be asked to vote on the following:

1)to elect seven individuals to the Company’s Board of Directors to serve until the Company’s 2026 Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2)to approve, by advisory vote, the compensation of our named executive officers;

3)to approve an amendment increasing the number of shares reserved under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan;

4)to amend the Company’s Amended and Restated Certificate of Incorporation to Remove Blank Check Company Business Combination Provisions;

5)to amend the Company’s Amended and Restated Certificate of Incorporation to Provide an Exclusive Forum Provision;

6)to amend the Company’s Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation;

7)to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
8)to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting, the proxy statement for the Annual Meeting, and our 2024 Annual Report are first being mailed to our stockholders on or about April 10, 2025.

Your vote is extremely important. Even if you plan to attend the Annual Meeting online, we request that you vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline as described in the accompanying proxy statement.

Only stockholders of record at the close of business on March 20, 2025 will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote those shares if you wish to do so. You must follow the instructions provided by your broker, bank or other nominee in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions. A list of our stockholders of record will be made available electronically during the meeting at meetnow.global/MNMKJMF.

BY ORDER OF THE BOARD OF DIRECTORS:

Barry Steele
Corporate Secretary
InfuSystem Holdings, Inc.

You may vote your shares in advance via the Internet or by telephone or by completing, signing, dating and mailing your proxy card. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy before the applicable deadlines. If you attend the meeting online, you may choose to vote your shares at meetnow.global/MNMKJMF and any previously submitted proxy will not be used. If you hold shares through a broker, bank or other nominee, please check the voting instructions used by that broker, bank or nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2025: THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2024 ANNUAL REPORT ARE AVAILABLE AT https://www.edocumentview.com/INFU.

PROXY STATEMENT	2
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES	2
PROPOSAL 1 - ELECTION OF DIRECTORS	7
PROPOSAL 2 - ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION	14
PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN	15
PROPOSAL 4 - APPROVAL OF AN AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE BLANK CHECK COMPANY BUSINESS COMBINATION PROVISIONS NO LONGER APPLICABLE TO THE COMPANY	18
PROPOSAL 5 - APPROVAL OF AN AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE AN EXCLUSIVE FORUM PROVISION	20
PROPOSAL 6 - APPROVAL OF AN AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISION REGARDING OFFICER EXCULPATION	22
PROPOSAL7 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
EXECUTIVE OFFICERS	25
EXECUTIVE COMPENSATION	26
EQUITY COMPENSATION PLAN INFORMATION	43
PAY VERSUS PERFORMANCE	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	49
AUDIT COMMITTEE REPORT	50
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES	51
PRE-APPROVAL POLICIES AND PROCEDURES	51
STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL STOCKHOLDERS MEETING	52
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	53
GENERAL	54
OTHER INFORMATION	54
APPENDIX A-1 - SECOND AMENDMENT TO THE INFUSYSTEM HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN	55
APPENDIX A-2 - FIRST AMENDMENT TO THE INFUSYSTEM HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN	56
APPENDIX A-3 - INFUSYSTEM HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN	57
APPENDIX B - REMOVAL OF BLANK CHECK AMENDMENT	72
APPENDIX C - EXCLUSIVE FORUM AMENDMENT	74
APPENDIX D - OFFICER EXCULPATION AMENDMENT	75
APPENDIX E - GAAP TO NON-GAAP RECONCILIATION	76

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309
PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of InfuSystem Holdings, Inc. (the “Company”) to be used at the 2025 Annual Meeting of Stockholders to be held on Thursday, May 15, 2025, commencing at 2:00 pm, Eastern Time, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. We are holding our annual meeting solely by means of remote communication. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting meetnow.global/MNMKJMF. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about April 10, 2025.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

Who Can Vote?

The close of business on March 20, 2025 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to the notice and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 21,016,415 shares of Common Stock outstanding and entitled to vote.

Shareholders at the close of business on the Record Date may examine a list of all shareholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the meeting, at our offices at 3851 W. Hamlin Road, Rochester Hills, Michigan 48309 and electronically during the meeting at meetnow.global/MNMKJMF when you enter the control number included on your proxy card or voting instruction form.

How Do I Vote My Shares Prior to the Meeting?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in advance of the Annual Meeting by using the Internet at https://www.envisionreports.com/INFU or by telephone at +1 (800) 652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Even if you plan to attend the Annual Meeting online, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed proxy card in the postage paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares if you wish to do so. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares.

In order to vote, you will need the control number included on your proxy card or voting instruction form. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number. If you submit your proxy by Internet or telephone, you do not need to return a proxy card. You can vote by any of the methods above prior to the meeting and still attend the virtual Annual Meeting.

How Do I Vote During the Meeting?

You may also vote during the virtual Annual Meeting by visiting meetnow.global/MNMKJMF and following the instructions. You will need the control number included on your proxy card or voting instruction form. In all cases, a vote at the Annual Meeting will revoke any prior votes.

What Is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote as follows: (i) "FOR" each of the seven director nominees of the Board of Directors; (ii) "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in these materials; (iii) “FOR” the approval of an amendment to the 2021 Equity Incentive Plan; (iv) “FOR” the approval of an amendment of the Company's amended and restated certificate of incorporation to remove blank check company business combination provisions no longer applicable to the Company; (v) “FOR” the approval of an amendment of the Company's amended and restated certificate of incorporation to provide an exclusive forum provision; (vi) “FOR” the approval of an amendment of the Company's amended and restated certificate of incorporation to reflect new Delaware law provision regarding officer exculpation; and (vii) "FOR" ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.

How May I Change My Vote or Revoke My Proxy?

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by: (i) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting); (ii) mailing a later-dated, properly executed and delivered proxy in accordance with the instructions thereon which is received prior to the applicable deadline; or (iii) delivering a written revocation to the Corporate Secretary no later than the day prior to the date of the Annual Meeting. Stockholders of record may also revoke their proxies by attending the virtual Annual Meeting and voting your shares by visiting meetnow.global/MNMKJMF and following the instructions. If stockholders of record only attend the virtual Annual Meeting but do not vote, their proxies will not be revoked.

If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

How Do I Vote My Shares Held in Street Name?

If your shares are held in a stock brokerage account or by a broker, bank or other nominee (also called a “street name” holder), you are considered the “beneficial owner” of shares held in street name, and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

If you do not provide instructions to the broker, that firm will generally only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers will have the discretion to vote, is Proposal 7 (Ratification of Independent Registered Public Accounting Firm). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation); Proposal 3 (Approval of Amendment to the 2021 Equity Incentive Plan); Proposal 4 (Approval of an Amendment of the Company's Amended and Restated Certificate of Incorporation to Remove Blank Check Company Business Combination Provisions No Longer Applicable to the Company); Proposal 5 (Approval of an Amendment of the Company's Amended and Restated Certificate of Incorporation to Provide an Exclusive Forum Provision); and Proposal 6 (Approval of an Amendment of the Company's Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provision Regarding Officer Exculpation).

What Constitutes a Quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Your shares will be counted towards the quorum if you vote by mail, by telephone, or through the Internet by the deadlines described above or vote at the virtual Annual Meeting, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

How Many Votes Must Each Proposal Receive to be Adopted?

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Proposal 1

The Company’s Amended and Restated Bylaws provide for majority voting in uncontested director elections. In order to be elected in an uncontested election, each of the Company’s seven nominees for election to the Board of Directors (Proposal 1) must receive the affirmative vote of a majority of the votes cast for that director nominee. This means that, so long as a lawful quorum of stockholders is represented in person or by proxy, the number of shares voted "for" each director nominee must exceed the number of shares voted "against" such director nominee in order for that nominee to be elected. “Votes cast” includes votes “for” and "against" that director nominee’s election, and excludes abstentions and broker non-votes with respect to that director nominee’s election. As a result, abstentions, broker non-votes and failures to vote will have no effect on the outcome of the vote. If an incumbent director is not elected in an uncontested election due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation.

Proposal 2

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 3

The proposal to approve an amendment increasing the number of shares reserved for issuance under the Company's 2021 Equity Incentive Plan (Proposal 3) will require an affirmative vote of the majority of the votes cast at the Annual Meeting with respect to the proposal. Under the applicable listing rules of NYSE American LLC, abstentions will be treated as votes cast. As a result, abstentions will have the same effect as votes "against" the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 4

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to Remove Blank Check Company Business Combination Provisions No Longer Applicable to the Company (Proposal 4) will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Abstentions, broker non-votes and failures to vote will have the same effect as votes "against" the proposal.

Proposal 5

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to Provide an Exclusive Forum Provision (Proposal 5) will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Abstentions, broker non-votes and failures to vote will have the same effect as votes "against" the proposal.

Proposal 6

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation (Proposal 6) will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Abstentions, broker non-votes and failures to vote will have the same effect as votes "against" the proposal.

Proposal 7

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 7) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as votes “against” the proposal. As discussed above, this proposal is a routine matter; therefore, broker non-votes are not expected to occur with respect to this proposal. Failures to vote will have no effect on the outcome of the vote.

How Will the Proxies Be Voted?

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

I.FOR THE ELECTION OF THE SEVEN INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

II.FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS;

III.FOR THE APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN;

IV.FOR THE APPROVAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE BLANK CHECK COMPANY BUSINESS COMBINATION PROVISIONS;

V.FOR THE APPROVAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE AN EXCLUSIVE FORUM PROVISION;

VI.FOR COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION; and

VII.FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

How May I Attend the Annual Meeting?

The Company will be hosting the Annual Meeting virtually online. This format empowers stockholders to participate from any location at no cost to the stockholders. The Company has designed the virtual format to enhance stockholder access and participation and protect stockholder rights. A summary of the information you need to attend online is provided below.

•Any holder of record as of the close of business on the Record Date, may attend and vote at the Annual Meeting by visiting meetnow.global/MNMKJMF. If you want to vote during the Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.

•We encourage you to access the Annual Meeting online prior to its start time.

•Shareholders may vote electronically and submit questions online while attending the Annual Meeting.

•Please have the control number we have provided to you to join the Annual Meeting.

When Will the Voting Results Be Announced?

The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the United States ("U.S.") Securities and Exchange Commission ("SEC") within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.infusystem.com under the section titled "Investor Relations” and subsection “SEC Filings."

Who Do I Contact if I Have any Questions or Require Assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)	(Overnight Mail)
Proxy Services	Computershare Investor Services
C/O Computershare Investor Services	150 Royall Street, Suite 101
PO Box 43101	Canton, MA 02021
Providence, RI 02040-5067
Call Toll-Free at: +1 (800) 522-6645

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will consider and vote upon the election of seven directors. The Board has nominated Kenneth Eichenbaum, Paul Gendron, Ronald Hundzinski, Beverly Huss, Carrie Lachance, Scott Shuda and John Sviokla for election as directors of the Company. Other than Dr. Sviokla, each of these nominees for director is a current director of the Company. The departure of Mr. Boyd, also a current director, who is not standing for re-election, has left a vacancy that the nomination of Dr. Sviokla is intended to fill.

The Company's bylaws provide that the number of authorized directors will be fixed from time to time by the Board, and the Board approved the increase in the size of the Board to eight directors and elected Ronald Hundzinski to fill the vacancy created by this increase during a meeting held on November 12, 2024. The Board intends to reduce the size of the board from eight to seven directors to account for the departure of Mr. DiIorio, who is not standing for re-election. The seven nominees for election to the Board, if elected, will serve until the 2026 Annual Meeting and until their successors are duly elected and qualified.

We urge you to vote "FOR" each of Kenneth Eichenbaum, Paul Gendron, Ronald Hundzinski, Beverly Huss, Carrie Lachance, Scott Shuda and John J. Sviokla.

The table set forth below lists the names and ages of each of our seven nominees to the Board of Directors. Each director elected will serve a one-year term and hold office until the next annual meeting of stockholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Each nominee has consented to being named in this proxy statement and to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve for any reason as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Name	Age	Position
Dr. Kenneth D. Eichenbaum, MD, MSE	48	Director
Paul A. Gendron	63	Director
Ronald Hundzinski	66	Director
Beverly A. Huss	65	Director
Carrie Lachance	48	Director, President and Chief Operating Officer
Scott Shuda	59	Director, Chairman
Dr. John J. Sviokla	67	Director Nominee

Dr. Kenneth D. Eichenbaum, MD, MSE (Director). Dr. Kenneth D. Eichenbaum, MD, MSE has been a member of the Company's Board of Directors since May 16, 2024. Dr. Eichenbaum is a board certified Anesthesiologist who has practiced clinically at Corewell Health William Beaumont University Hospital since 2017, and Trinity Health Oakland Hospital since 2021. Dr. Eichenbaum completed a Fellowship in Cardiothoracic Anesthesia at Stanford University and holds a Medical Degree from the Icahn School of Medicine at Mount Sinai in New York. He holds a Master of Science Degree in Data Network Engineering and a Bachelor of Science Degree in Materials Science Engineering from the University of Pennsylvania. He also holds a Bachelor's Degree from The Wharton School with a concentration in Finance. Dr. Eichenbaum is also a member of both the American Association for Cancer Research (AACR) and the American Society of Anesthesiologists.

Dr. Eichenbaum has extensive experience working with infusion pumps and related technologies for the delivery of critical care and pain management therapies. He has a strong business background in evaluating biotech and med-tech companies and has 21 years of experience working with Investment Firms. He also lectures in hospital business management and advises Accountable Care Organizations.

Paul A. Gendron (Director). Paul A. Gendron has been a member of the Company's Board of Directors since May 15, 2019. Mr. Gendron also served as a financial consultant to the Company from January 2019 until his election to the Board. Previously, he was a client service partner with PriceWaterhouseCoopers LLP where he held various leadership roles, including North Texas Market Assurance Leader, U.S. Assurance Talent Transformation Leader, and Southwest

Region Technology Practice Risk Management Leader. In his Market Assurance Leader role, Mr. Gendron lead the Assurance practice in the Dallas, Fort Worth, Austin and Little Rock offices, providing services in internal and external audit, risk and information technology assurance, and accounting and capital markets advisory. Mr. Gendron is a CPA and holds a Bachelor of Business Administration degree in accounting from the University of Texas at Austin. He has served on non-profit boards during his career as well as the Accounting Advisory Council at the University of Texas at Austin.

Mr. Gendron brings over 30 years of public accounting experience at PriceWaterhouseCoopers LLP, including 22 years as audit partner, where he served global public and private multibillion-dollar corporations. His areas of strength include board governance, audit project management, risk management, executive management, public offerings, and mergers and acquisitions.

Ronald Hundzinski (Director). Ronald Hundzinski has been a member of the Company's Board of Directors since November 12, 2024. Mr. Hundzinski retired in 2023 after a distinguished career serving as CFO and other key leadership roles with several public companies. He has been a director at Gentherm, Inc., a thermal management and pneumatic comfort technologies company for the automotive and medical industries, since 2016 and is currently Chairman of the Board at Gentherm. Mr. Hundzinski served as the Chief Financial Officer and an Executive Director of TI Fluid Systems from January 2020 until his retirement in April 2023. Previously, he served as the Executive Vice President of Finance for Tenneco Inc. from January 2018 to December 2019. From 2012 to 2018, Mr. Hundzinski served as the Executive Vice President and Chief Financial Officer of BorgWarner, Inc. During his career with BorgWarner, he held a range of finance leadership positions including Treasurer, Principal Accounting Officer, and Vice President of Finance for the BorgWarner Turbo Systems business. Mr. Hundzinski holds a Bachelor of Business Administration in Finance from Western Michigan University and a Master of Business Administration from the University of Colorado.

Mr. Hundzinski's more than 40 years of experience in corporate finance, accounting and internal controls expertise adds both accounting and finance depth to the Board of Directors' oversight and committee responsibilities and brings significant operating experience and acumen that will be valuable as the Company increasingly diversifies its business.

Beverly A. Huss (Director). Beverly A. Huss has been a member of the Company's Board of Directors since May 16, 2024. Ms. Huss served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private medical device company focused on the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions from January 2021 until June 2022. From September 2013 until January 2021, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a company focused on temperature management therapies that underwent an assignment for the benefit of creditors under California law in November 2020 as a result of the COVID-19 pandemic. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at a start-up medical device company, Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, including, President, Endovascular Solutions, and Vice President, Global Marketing, Vascular Intervention, and Vice President of the Stent Business Unit. Ms. Huss currently serves on the boards of directors of publicly-traded Accuray Incorporated, an oncology company (chair of the Accuray compensation committee), Iridex Inc., an ophthalmology laser company (chair of the Iridex compensation committee), and Vicarious Surgical Inc., a robotics company developing technology with a focus on abdominal access and visualization through a single port. Her prior public company board experience includes Artes Medical, Inc., Coala-Life Group AB, Wright Medical Group N.V. and Dade Behring Holdings, Inc. Ms. Huss holds a B.S. in metallurgical engineering from the University of Illinois and a M.S. in technology management from Pepperdine University.

As a former chief executive officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards for over two decades, Ms. Huss brings to the Board extensive experience in medical devices and medical services, including experience in the areas of business operations, management and corporate governance. Her education and experience make her qualified to serve on our Board.

Carrie A. Lachance (Director). Carrie A. Lachance who joined the Company in September 2010 was elected to the Board on May 18, 2021. Ms. Lachance has held multiple positions with the Company and is expected to be promoted to Chief Executive Officer following the annual meeting. She was promoted to President and Chief Operating Officer in March 2021. She previously served as Executive Vice President and Chief Operating Officer from October 2019 to March 2021; Senior Vice President of Clinical and Customer Services from October 2018 to October 2019; Vice President of Clinical and Customer Services from December 2017 to October 2018 and Director of Clinical Resources until December 2017. Ms. Lachance began her career as a registered nurse and is also a certified infusion nurse. She is a member of the CRNI® Exam Council nursing board for the Infusion Nurses Certification Corporation (INCC). She holds a Bachelor of Science degree in nursing and a Master of Business Administration-Management degree from Rivier University.

With over 25 years in the health care industry, Ms. Lachance brings extensive experience in healthcare operations and expertise in clinical and customer service.

Scott A. Shuda (Director, Chairman). Scott A. Shuda has been a member of the Company’s Board of Directors since September 7, 2016 and was elected Chairman of the Board effective December 19, 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda has served as a director of Iridex Corporation ("Iridex") (NASDAQ: IRIX), a global leader in ophthalmic laser systems since 2019 and was elected chairman of the board effective June 24, 2020. He also serves as a member of the compensation committee and the nominating & governance committees. He previously served on the Iridex Board from 2012 to 2017. Mr. Shuda holds both a Juris Doctor degree and a Master of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with small public companies particularly those within the medical devices industry. He brings more than 25 years of professional experience in law, technology and entrepreneurial endeavors, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda also serves as the Managing Director of TSV Investment Partners, LLC, which is the sole general partner of Meridian and a Company stockholder.

Dr. John J. Sviokla (Director Nominee). Dr. John J. Sviokla is a co-founder of GAI Insights, an agentic-first research firm whose purpose since May 2023 has been to help business executives, communities and individuals understand the power of AI and ethically create value with this powerful new technology. He has extensive experience as a senior line executive, board member, consultant, academic and entrepreneur. He started his professional career at Harvard Business School (HBS) where he did his doctoral thesis on the economic impact of AI. Dr. Sviokla was an Associate Professor at HBS from 1986 to 1998, and taught the first AI course at HBS as well as creating the first ecommerce curriculum. He took his expertise and work to Diamond Technology Partners, a leading digital consultancy, where he served clients from 1998 to 2010, and led The Exchange, a world class think tank aimed at understanding the digital and AI revolutions. He continued that work at Pricewaterhouse Coopers, LLP from 2010 to 2018 as a senior partner involved in partner and client development, Chief Marketing Officer, and Global Head of Thought Leadership. From July 2018 to May 2023, he was a Strategic Advisor to GroupBionic, and from October 2020 to May 2023, he was a Partner at Manifold, a venture capital and consulting company oriented around helping companies grow profitably. He holds a Doctorate in Management Information Systems and a Master of Business Administration from Harvard Business School and a Bachelor’s degree in Visual and Environmental Studies from Harvard University.

Dr. Sviokla brings a background in corporate management, executive coaching, strategy development, innovation, and risk management. He has been a director of three public firms, including serving as Vice Chairman of Diamond Technology Partners from 1998 to 2010. He also served on the board of Amicas – a medical software firm, from 2006 to 2010, and chaired the compensation committee. He also served on the board of Venzee Technologies, a supply chain software firm, from 2021 to 2023. He has appeared on Fox Business, MSNBC, Bloomberg TV, CNBC, is a frequent speaker and has three books and over 200 publications in many journals including Harvard Business Review, Sloan Management Review, WSJ, and the Financial Times. He is a columnist at Forbes, and his most recent work has focused on how firms can use new digital workers to drive economic returns.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE American LLC. Based upon information solicited from each director, the Board of Directors has affirmatively determined that each of the directors and director nominees are “independent” within the meaning of the NYSE American LLC’s director independence standards (each such director an "Independent Director"), except for Ms. Lachance who currently serves as the Company's President and Chief Operating Officer. Mr. Gendron provided financial consulting services to the Company from January 2019 until his election to the Board. In determining that Mr. Gendron is independent, the Board considered the consulting arrangement and determined that such arrangement did not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” KENNETH EICHENBAUM, PAUL GENDRON, RONALD HUNDZINSKI, BEVERLY HUSS, CARRIE LACHANCE, SCOTT SHUDA AND JOHN SVIOKLA FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2024. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served (or portion of the meetings held during which they served as a director or committee member). In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic meetings and other communications with each other and the executive officers. At each of the regularly scheduled meetings of the Board of Directors held during the fiscal year ended December 31, 2024 the independent directors had the opportunity to hold an executive session, presided over by the Chairman of the Board. The Board does not have a policy regarding director attendance at annual meetings of stockholders, although such attendance is highly encouraged. All, who were members of the Board at such time, attended the 2024 Annual Meeting of Stockholders.

Committees. The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which consists entirely of Independent Directors and reports to the full Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a special committee consisting only of Independent Directors.

Leadership Structure. The Company currently has different individuals serving as its Chief Executive Officer and Chairman of the Board. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function.

Audit Committee

The Audit Committee consists entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Gendron, Eichenbaum and Hundzinski and Ms. Huss. Mr. Gendron serves as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent,” as defined in the NYSE American LLC listing standards, and under the additional Audit Committee independence standards in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held eight meetings during the fiscal year ended December 31, 2024.

The Board of Directors has determined that Mr. Gendron qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the "Corporate Governance" page of the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) consists entirely of Independent Directors. The following individuals are the current members of the Nominating Committee: Messrs. Boyd,Eichenbaum and Shuda. Mr. Shuda serves as Chairman of the Nominating Committee. The Board of Directors has affirmatively determined that each of the members of the Nominating Committee is “independent” as defined in the NYSE American LLC listing standards. The Nominating Committee is responsible for identifying, selecting and qualifying Board member candidates; and for reviewing and reporting on the Company's Environmental, Social & Governance ("ESG") strategy, initiatives and policy. The Nominating Committee held two meetings during the fiscal year ended December 31, 2024. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the "Corporate Governance" page of Company’s website at www.infusystem.com.

The individuals identified as Board member candidates are recommended for nomination to the full Board of Directors. The Nominating Committee considers all qualified director candidates identified by members of the Nominating Committee, by senior management and by stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information to InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2025 Annual Meeting.” All proposals for nomination timely received by the Corporate Secretary will be presented to the Nominating Committee for consideration and such nominees will be evaluated in the same manner as other director candidates.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The Nominating Committee considers the diversity of candidates' skills, experiences and backgrounds. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board member candidates.

Application of the factors listed above requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way. The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees as a part of this review and assessment.

Compensation Committee

The Compensation Committee consists entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Messrs. Boyd and Gendron and Ms. Huss. Mr. Boyd and Ms. Huss serve as Co-Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that each of the members of the Compensation Committee is “independent” as defined in the NYSE American LLC listing standards. Under its written charter, the Compensation Committee has overall responsibility for evaluating and adjusting, at least annually, compensation plans and programs for executive officers and directors, including annual base salary amounts, bonuses, long-term incentive awards, benefits and other compensation components. When deemed appropriate, the Compensation Committee recommends such compensation plans and programs to the Board of Directors for approval. In addition, the Compensation Committee administers the Company's equity incentive plans and employee stock purchase plans, including (i) the Company's 2021 Equity Incentive Plan (the "2021 Equity Plan") and its predecessor, the Company's 2014 Equity Plan (the "2014 Equity Plan"), and (ii) the Company's 2023 Employee Stock Purchase Plan. The Compensation Committee held nine meetings during the fiscal year ended December 31, 2024. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the "Corporate Governance" page of Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors by sending written communications addressed to such person or persons to InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics; Corporate Governance Guidelines

The Company has a Code of Conduct and Business Ethics Policy applicable to the Chief Executive Officer, the Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Conduct and Business Ethics Policy is available on the Corporate “Governance” page of the Company's website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Conduct and Business Ethics Policy. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Business Ethics Policy, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Business Ethics that apply to our principal executive, financial and accounting officers, and other individuals performing similar duties, by posting the required information on our home office website at the above address. Our website is not part of this Proxy Statement or the Annual Report on Form 10-K incorporating this section by reference.

The Company's Corporate Governance Guidelines are also available online on the Corporate "Governance" page of the Company's website at www.infusystem.com.

Employee, Officer and Director Hedging

The Company has an Insider Trading Policy that applies to its employees, officers and directors. Under this policy, the Company strongly discourages employees, officers and directors from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. This policy requires each employee, officer and director to pre-clear any such proposed transactions with appropriate Company personnel.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews enterprise risk management and receives regular updates on risk exposures through the Audit Committee and senior management. While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Board committees regarding risk oversight in their respective areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served during the fiscal year ended December 31, 2024.

	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Name	( $ )	( $ ) (1) (2)	( $ )	( $ )
Ralph F. Boyd (3)	$66,047	$97,416	$—	$163,463
Dr. Kenneth D. Eichenbaum, MD, MSE (4)	$40,781	$97,416	$—	$138,197
Paul A. Gendron (5)	$77,936	$97,416	$—	$175,352
Ronald Hundzinski (6)	$8,219	$55,483	$—	$63,702
Beverly A. Huss (7)	$43,918	$97,416	$—	$141,334
Scott A. Shuda (8)	$98,300	$97,416	$—	$195,716

(1)In accordance with the SEC's proxy disclosure rules, included in the "Option Awards" column are the aggregate grant date fair values of option awards made during the fiscal year computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 12 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2)As part of their 2024 compensation package, each Independent Director received options to purchase 35,685 shares of the Company’s Common Stock at the exercise price of $6.34 per share, with the exception of Mr. Hundzinski, who received options to purchase 13,264 shares of the Company's Common Stock at the exercise price of $9.51 per share in conjunction with his appointment to the Board of Directors on November 12, 2024.

(3)As of December 31, 2024, Mr. Boyd had 85,109 aggregate outstanding stock options (49,424 of which were exercisable). The outstanding stock options will expire in three installments of 25,000, 24,424 and 35,685 on May 17, 2032, May 18, 2033 and May 17, 2034, respectively.

(4)As of December 31, 2024, Dr. Eichenbaum had 35,685 outstanding stock options that were not yet exercisable and that will expire on May 17, 2034.

(5)As of December 31, 2024, Mr. Gendron had 135,109 aggregate outstanding stock options (99,424 of which were exercisable) that will expire in three equal installments of 25,000 on May 20, 2030, May 18, 2031, and May 17, 2032, one installment of 24,424 on May 18, 2033 and one installment of 35,685 on May 17, 2034.

(6)As of December 31, 2024, Mr. Hundzinski had 13,264 outstanding stock options that were not yet exercisable and that will expire on November 12, 2034.

(7)As of December 31, 2024, Ms. Huss had 35,685 outstanding stock options that were not yet exercisable and that will expire on May 17, 2034.

(8)As of December 31, 2024, Mr. Shuda had 165,109 aggregate outstanding stock options (129,424 of which were exercisable) that will expire in three equal installments of 35,000 on May 20, 2030, May 18, 2031 and May 17, 2032, one installment of 24,424 on May 18, 2033 and one installment of 35,685 on May 17, 2034.

Current Independent Director Compensation

Each of the non-employee directors received the following annual cash compensation (or portion of cash compensation for fiscal year during which served as a director or committee member) in 2024:

•$50,000 for each non-employee Independent Director on the Board;
•$90,000 for the Chairman of the Board;
•$20,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;
•$10,000 for each Co-Chair of the Compensation Committee and $5,000 for each Compensation Committee member; and
•$10,000 for the Chair of the Nominating Committee and $5,000 for each Nominating Committee member.

Board and committee compensation is paid quarterly in arrears, on calendar quarters.

The non-employee directors received the following annual stock compensation grants in 2024 with the exception noted in Footnote 2, above:

•Options for 35,685 shares of the Company’s Common Stock for each Independent Director.

Any such grant of options to non-employee directors are contingent upon sufficient share capacity under the Company’s 2021 Equity Plan. Further, such options are typically granted on the date of the Company’s annual meeting of stockholders. Options were granted in 2024 with an exercise price equal to the closing price of the stock on the grant date and vest over a period of one year or immediately upon a change in control, as defined under the Company’s 2021 Equity Plan.

PROPOSAL 2

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote "FOR" approval of the advisory resolution in this Proposal 2 because the Board believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, in aligning executives’ interests with those of the stockholders, and in attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs, compensation information for the fiscal year ended December 31, 2024 and the current compensation of our named executive officers.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2026 Annual Meeting of Stockholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN

On May 18, 2021 the stockholders approved the InfuSystem Holdings, Inc. 2021 Equity Plan , under which a maximum number of 2,500,000 shares of Common Stock, plus the number of shares of Common Stock underlying any award granted under the 2014 Equity Plan that expire, terminate or are cancelled or forfeited under the terms of the 2014 Equity Plan, are currently authorized for issuance under the plan. On May 16, 2023, the stockholders approved the First Amendment to the 2021 Equity Plan. This amendment increased the maximum number of shares of Common Stock reserved for issuance under the 2021 Equity Plan to 5,000,000 shares, plus the number of shares of Common Stock underlying any award granted under the 2014 Equity Plan that expire, terminate or are cancelled or forfeited under the terms of the 2014 Equity Plan, an increase of 2,500,000 shares. On March 31, 2025,the Board of Directors approved the Second Amendment to the 2021 Equity Plan, subject to stockholder approval at the Annual Meeting. This amendment increases the maximum number of shares of Common Stock reserved for issuance under the 2021 Equity Plan to 6,000,000 shares, plus the number of shares of Common Stock underlying any award granted under the 2014 Equity Plan that expire, terminate or are cancelled or forfeited under the terms of the 2014 Equity Plan, an increase of 1,000,000 shares. The 2021 Equity Plan is set forth in its entirety as Appendix A-3 along with the First Amendment to the 2021 Equity Incentive Plan as Appendix A-2 to, and filed with this Proxy Statement.

A copy of the proposed Second Amendment to the 2021 Equity Plan is attached as Appendix A-1 to this proxy statement. It is the judgment of the Board of Directors that this Second Amendment to the 2021 Equity Plan is in the best interests of the Company and its stockholders.

Determination of the Share Reserve Under the Amendment to the 2021 Equity Plan

We are asking the stockholders to approve a second amendment to the 2021 Equity Plan to increase the number of shares of Common Stock available for issuance under the plan by an additional 1,000,000 shares. If the second amendment to the 2021 Equity Plan is approved there will be approximately 1,921,000 shares of Common Stock available for issuance under the plan. In determining the appropriate amount of such increase, the Board considered a number of factors, including the number of awards outstanding under the 2021 Equity Plan, the Company's past share usage (sometimes called the Company's "burn rate"), the estimated number of shares needed for future awards, a dilution analysis and competitive data from relevant peer companies. As of March 20, 2025 there were approximately 2,779,000 shares of Common Stock subject to outstanding equity awards under the 2021 Equity Plan. The 2,779,000 shares include 689,000 restricted stock units plus 2,089,000 stock options. As of March 20, 2025 there were approximately 461,000 shares of Common Stock subject to outstanding equity awards under the 2014 Equity Plan. The 461,000 shares only included stock options. The additional 1,000,000 shares proposed for issuance under the 2021 Equity Plan would increase the Company's fully diluted overhang by an additional 4.8% to approximately 20.2% for all outstanding awards under both the 2021 Equity plan and the 2014 Equity Plan taken as a whole.

Based upon these factors, the Board approved the proposed increase of 1,000,000 shares of Common Stock available for issuance under the 2021 Equity Plan. Approval of the amendment to the 2021 Equity Plan will ensure that an adequate number of shares are available for future equity awards, enabling the Company to continue to align the interests of the Company's officers, employees, directors and consultants with those of the Company's stockholders.

Overview of the 2021 Equity Plan

The following is a brief description of the 2021 Equity Plan. A copy of the 2021 Equity Plan along and the First Amendment are attached under Appendix A-3 and Appendix A-2, respectively, to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2021 Equity Plan and the First Amendment.

The purpose of the 2021 Equity Plan is to advance the interests of the Company and its stockholders by enabling the Company to provide incentives to attract and retain the types of employees, consultants and directors who will contribute to the Company's long-term success. The 2021 Equity Plan will remain in effect until May 18, 2031, unless terminated earlier by our Board, which may amend or terminate the 2021 Equity Plan at any time. However, except in the case of adjustments upon changes to our Common Stock or amendments to ensure compliance with applicable law, no amendment will be effective unless approved by the Company's stockholders, to the extent such approval is necessary to satisfy any applicable law or the rules of any securities exchange on which our Common Stock is listed.

Plan Administration

The 2021 Equity Plan may be administered by the Board or by a committee appointed by the Board consisting of one or more Board members, referred to in this proposal as the "Committee," a role which the Board has appointed to the

Compensation Committee of the Board. The Committee has authority to construe, interpret and apply the provisions of the 2021 Equity Plan, to determine when and to whom awards will be granted and the terms and conditions of such awards, subject to certain Share Limits or other restrictions set forth in the 2021 Equity Plan. The Committee also has authority to exercise its discretion to take such actions or make such determinations that it deems necessary or advisable to fulfil its oversight and administration responsibilities with respect to the 2021 Equity Plan.

Eligible Participants

The Committee may grant awards under the 2021 Equity Plan to employees (including officers), consultants and directors of the Company and its affiliates, or to individuals who are reasonably expected to become such employees, consultants and directors after the receipt of the award; however, only employees are eligible to receive incentive stock options. Currently, there are approximately 490 employees and six non-employee directors of our Company and our affiliates who are eligible to participate in the 2021 Equity Plan.

Awards and Adjustments

Shares of Common Stock issued under the 2021 Equity Plan may be authorized and unissued shares, treasury shares, or shares acquired by the Company in any manner. Subject to the limits in the 2021 Equity Plan, the Committee has the authority to grant the following types of awards under the 2021 Equity Plan: stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other equity-based awards, cash awards and substitute awards. The Committee has the authority to determine the vesting schedule of each award, to accelerate the vesting exercisability of any award, and to modify the purchase price or the exercise price of any outstanding award, provided that if such modification effects a repricing, stockholder approval of such modification is required before the repricing is effective. The Committee may amend the terms of any one or more awards at any time, provided that the Committee may not amend an award in a manner that would impair the award holder's rights under the award without such holder's written consent.

The 2021 Equity Plan provides for certain equitable adjustments, as determined by the Committee, to awards granted under the 2021 Equity Plan upon changes in the Company's outstanding Common Stock or capital structure. Unless otherwise provided in an award agreement, in the event of a change in control: (i) outstanding options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares of Common Stock subject to such awards; (ii) the restricted period with respect to any awards of restricted stock or restricted stock units will immediately expire with respect to 100% of the outstanding shares of Common Stock underlying such awards; (iii) in the case of performance share awards or cash awards, all incomplete performance periods in effect on the date the change of control occurs will end on such date and the Committee will (a) determine the extent to which performance goals in such performance periods have been met and (b) cause applicable 2021 Equity Plan participants to be paid partial or full awards for each such performance period, based on the Committee's determination of the degree to which performance goals were attained or, if not determinable, based on applicable "target" levels of performance, or on such other basis determined by the Committee; (iii) the Committee may, in its discretion and upon at least ten days' advice notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company, or, in the case of an exercise price of any option or stock appreciation right that equals or exceeds the price paid for a share of Common Stock in connection with the change in control, the Committee may cancel the option or stock appreciation right without the payment of any consideration.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2021 Equity Plan as amended by this proposed Second Amendment because the grant of awards and terms of such awards are to be determined in the sole discretion of the Compensation Committee and Board of Directors. However, current benefits granted to our non-employee directors, named executive officers and all other employees would not have increased if they had been made under the 2021 Equity Plan as amended by this proposed Second Amendment. Grants of equity awards in fiscal year 2024 to our named executive officers are shown in the Grants of Plan-Based Awards table in this Proxy Statement.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2021 Equity Plan promptly following approval of the second amendment.

Required Vote

This proposal to approve an amendment increasing the number of shares under the 2021 Equity Plan will require an affirmative vote of the majority of the votes cast at the Annual Meeting with respect to the proposal. Under the applicable listing rules of NYSE American LLC, abstentions will be treated as votes cast. As a result, abstentions will have the same effect as votes "against" the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 4

AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE BLANK CHECK COMPANY BUSINESS COMBINATION PROVISIONS NO LONGER APPLICABLE TO THE COMPANY

Background

If adopted, the Removal of Blank Check Company Business Combination Provisions Amendment would amend our Amended and Restated Certificate of Incorporation to remove the moot business combination provisions of Article Fifth applicable only to the Company in its prior status as a blank check company. These provisions have not served any purpose since the Company ceased to be a blank check company in 2007.

The Company was formed as a Delaware blank check company in 2005 with the purpose of acquiring through a merger or other similar business combination one or more operating businesses in the healthcare-related sector (such an acquisition, a “Business Combination”). Included in our initial Certificate of Incorporation, Article Fifth provides restrictive business combination provisions relating only to the Company as a blank check company to be effective from the date in which the Company filed its initial Certificate of Incorporation until the Company consummates a Business Combination, at such time the Company would transition from a blank check company to an operating company not subject to Article Fifth. The Company consummated a Business Combination and ceased to be a blank check company status upon completion of its acquisition of InfuSystem, Inc. on October 25, 2007. As a result, the Article Fifth blank check company business combination provisions became inapplicable concurrently with the Business Combination consummation.

The elimination of the Article Fifth blank check company business combination provisions is appropriate and desirable because these provisions no longer serve any purpose since the completion of the Business Combination.
For the reasons stated above, on March 31, 2025, the Board approved and adopted the Removal of Blank Check Company Business Combination Provisions Amendment, declared it to be advisable and in the best interests of the Company and our stockholders and recommended that the stockholders adopt the Removal of Blank Check Company Business Combination Provisions Amendment.

Proposed Removal of Blank Check Company Business Combination Provisions Amendment

The Board is asking our stockholders to approve the amendment to Article Fifth of our Amended and Restated Certificate of Incorporation. The text of the Removal of Blank Check Company Business Combination Provisions Amendment is attached hereto as Appendix B, with additions indicated by bold, underlined text and deletions indicated by strikethrough text.

Effect of the Removal of Blank Check Company Business Combination Provisions Amendment

The proposed Removal of Blank Check Company Business Combination Provisions Amendment omits each of the Article Fifth provisions because each ceased to apply after consummation of the Business Combination. Removing these inapplicable provisions clarifies the Company’s corporate governance structure while simplifying its organizational documents. For example, though the blank check company business combination provisions of Article Fifth have been moot since the Business Combination, Article Fifth requires the Company to dissolve if certain conditions were not met within specified timeframes. The amendment does not include any provisions relating to the Company’s ongoing existence; the default rule under the DGCL will make the Company’s existence perpetual. Perpetual existence is the usual period of existence for public corporations, and the Board believes it is the most appropriate period for the Company. Eliminating conflicting references to the Company’s existence makes clear the Company intends to exist perpetually.

If the Removal of Blank Check Company Business Combination Provisions Amendment is approved by our stockholders, the amendment will become effective upon the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2025 Annual Meeting.

If the Removal of Blank Check Company Business Combination Provisions Amendment is not approved by our stockholders, our Amended and Restated Certificate of Incorporation will not be amended and the blank check company business combination provisions that have been inapplicable since the Company’s consummation of the 2007 Business Combination will remain in our Amended and Restated Certification of Incorporation, but will have no effect.

Vote Required

In accordance with Section 242(b)(1) of the Delaware General Corporation Law (“DGCL"), the approval of the Removal of Blank Check Company Business Combination Provisions Amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock. Abstentions, broker non-votes and failures to vote will have the same effect as votes “against” the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE REMOVAL OF BLANK CHECK COMPANY BUSINESS COMBINATION PROVISIONS AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE BLANK CHECK COMPANY BUSINESS COMBINATION PROVISIONS NOT APPLICABLE TO THE COMPANY AS AN OPERATING COMPANY.

PROPOSAL 5

AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE AN EXCLUSIVE FORUM PROVISION

Background

If adopted, the Exclusive Forum Amendment would amend the Company’s Amended and Restated Certificate of Incorporation to provide an exclusive forum for the adjudication of certain legal matters. This amendment would provide that, unless the Company consents in writing to the selection of an alternative forum the Court of Chancery of the State of Delaware will be the exclusive forum for derivative actions or proceedings brought on behalf of the Company, claims of breach of fiduciary duties, claims arising under the DGCL or our organizational documents, or any action asserting a claim governed by the internal-affairs doctrine (the “Delaware Forum Provision”). The amendment would also provide that, notwithstanding the foregoing, the U.S. federal district courts will be the exclusive forum for actions arising under the Securities Act of 1933, as amended (the “Securities Act”) (the “Federal Forum Provision”).

The Delaware Forum Provision provides that if any such action is filed in a court other than a court located within the State of Delaware in the name of any stockholder, then such stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any such action brought in any court to enforce such provision and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel as agent for such stockholder.

In addition, the amendment provides that any person or entity who acquires or holds any interest in shares of our capital stock will be deemed to consent to the foregoing terms.

Delaware law expressly permits Delaware companies to adopt exclusive forum provisions designating courts in Delaware as the exclusive forum for the types of claims enumerated in the Delaware Forum Provision. Nonetheless, there can be no assurance that courts in other states would enforce the Delaware Forum Provision. If a court were to find the Delaware Forum Provision inapplicable or unenforceable with respect to any of the types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in jurisdictions other than those prescribed by the Exclusive Forum Amendment, which could adversely affect our business, financial condition, or results of operations.

Similarly, under the Securities Act, federal and state courts have concurrent jurisdiction over all suits arising under the Securities Act, and stockholders cannot waive compliance with federal securities laws. Accordingly, there is uncertainty as to whether a court would enforce the Federal Forum Provision. The Federal Forum Provision would not apply to suits arising under the Exchange Act, or any other claim of which the federal district courts of the United States have exclusive jurisdiction.

The Exclusive Forum Amendment is not being proposed in response to, or anticipation of, any specific litigation or transaction.

The Board has unanimously approved the Exclusive Forum Amendment, subject to stockholder approval. The Board has unanimously determined that the amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the amendment by our stockholders.

Proposed Exclusive Forum Amendment

The Board is asking our stockholders to approve the amendments to Article Eighth of our Amended and Restated Certificate of Incorporation. The text of the Exclusive Forum Amendment is attached hereto as Appendix C, with additions indicated by bold, underlined text and deletions indicated by strikethrough text .

Reasons for the Exclusive Forum Amendment

The Board believes that the Company and our stockholders will benefit from having actions litigated in Delaware and the U.S. federal district courts, as applicable. The Exclusive Forum Amendment is intended to reduce the risk, and associated costs and inefficiencies, of duplicative actions being litigated simultaneously in more than one forum, as well as the risk of inconsistent outcomes in cases in multiple forums. The background and experience of the Court of Chancery of the State of Delaware and the U.S. federal district courts in resolving issues under the DGCL and the Securities Act, respectively, place these courts in the best positions to resolve claims arising under the applicable bodies of law.

In particular, Delaware courts have considerable expertise and pay heed to a substantial and influential body of case law in addressing Delaware corporate law issues. The Delaware Court of Chancery employs procedures designed to promote efficient and consistent resolutions. Likewise, U.S. federal district courts’ relative expertise in claims arising under the Securities Act and experience applying the procedures relevant to the applicable standards of review, which provides greater predictability regarding the outcome of these disputes.

Although some plaintiffs might prefer to litigate matters in a forum other than those specified in the amendment because another court may be more convenient for them or more favorable for their claim, the Board believes that the amendment would provide substantial benefits to the Company and our stockholders that outweigh these concerns. In contrast to these concerns, the amendment would allow the Company to retain the flexibility to consent to an alternative forum when doing so is deemed to be in the best interests of the Company and our stockholders.

For the reasons stated above, on March 31, 2025, the Board approved and adopted the Exclusive Forum Amendment, declared it to be advisable and in the best interests of the Company and our stockholders and recommended that the stockholders adopt the Exclusive Forum Amendment.

Effect of the Exclusive Forum Agreement

If the Exclusive Forum Amendment is approved by our stockholders, the amendment will become effective upon the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2025 Annual Meeting. After effectiveness of the Exclusive Forum Amendment, the new exclusive forum provision would apply only with respect to claims brought after the date of the Exclusive Forum Amendment.

If the Exclusive Forum Amendment is not approved by our stockholders, our Amended and Restated Certificate of Incorporation will not be amended to include to give effect to the Exclusive Forum Amendment, and the Company could be exposed to litigation risks in other forums that may or may not be favorable towards the Company. In addition, if the Exclusive Forum Amendment is not adopted, the Board will reconsider whether the Exclusive Forum Amendment is in the best interests of the Company and our stockholders and may conduct further outreach to stockholders on the subject of exclusive forum provisions.

Vote Required

In accordance with Section 242(b)(1) of the DGCL, the approval of the Exclusive Forum Amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock. Abstentions, broker non-votes and failures to vote will have the same effect as votes “against” the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXCLUSIVE FORUM AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE AN EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL MATTERS.

PROPOSAL 6

AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the DGCL. The new Delaware legislation only permits, and, if our Exculpation Amendment is adopted, our Certificate of Incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in officer accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.

Proposed Exculpation Amendment

The Board is asking our stockholders to approve the addition of officers to Article Seventh of our Amended and Restated Certificate of Incorporation. The text of the Exculpation Amendment is attached hereto as Appendix D, with additions marked with bold, underlined text and deletions indicated by strikethrough text.

Reasons for the Exculpation Amendment

The Nominating and Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, adopting the Exculpation Amendment would ensure that the Company remains able to attract and retain the most qualified officers. The Nominating and Governance Committee has determined that the proposed provision would not negatively impact stockholder rights. Thus, in light of (i) the narrow class and type of claims for which officers’ liability would be exculpated and (ii) the benefits that the Nominating and Governance Committee believe would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Nominating and Governance Committee recommended to the Board the Exculpation Amendment.

Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their respective certificates of incorporation; failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates who might conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceed the benefits of serving as an officer of the Company.

Adopting the Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This Exculpation Amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined it would be in the best interest of the Company to provide for the exculpation of officers as proposed herein.

Effect of the Exculpation Agreement

If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of

State, which filing is expected to occur as soon as reasonably practicable after the 2025 Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, our Amended and Restated Certificate of Incorporation will not be amended to include the provision discussed in this Proposal 6, and no exculpation will be provided for our officers in our Amended and Restated Certificate of Incorporation.

Vote Required

In accordance with Section 242(b)(1) of the DGCL, the approval of the Exculpation Amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock. Abstentions, broker non-votes and failures to vote will have the same effect as votes “against” the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXCULPATION AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

PROPOSAL 7

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2025. The Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider its selection of audit firms but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

EXECUTIVE OFFICERS

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.

Name	Age	Position
Richard DiIorio	50	Chief Executive Officer and Director
Carrie Lachance (1)	48	President, Chief Operating Officer and Director
Addam Chupa	46	Executive Vice President, Chief Information Officer
Jerod Funke	50	Executive Vice President, Chief Human Resources Officer
Barry Steele	54	Executive Vice President and Chief Financial Officer
(1)See "Directors" for biographical information regarding Ms. Lachance.

Richard A. DiIorio

Richard A. DiIorio, who joined the Company in 2004, was appointed as the Company’s President and Chief Executive Officer and member of the Board of Directors on November 15, 2017. Mr. DiIorio is not standing for re-election as a Director, and is expected to step down as Chief Executive Officer, effective as of May 19, 2025. He served as President until March 2021, at which time Ms. Lachance was appointed President, and Mr. DiIorio continued to serve as the Company's Chief Executive Officer. Previously, he served as the Company’s Executive Vice President and General Manager of Oncology from May 2017 to November 2017 and as a member of the Office of the President. Mr. DiIorio also held, within the Company, the previous positions of Vice President of Oncology Sales, Regional Vice President-Eastern Region and Territory Manager. Before joining the Company, he held various sales and sales leadership roles at Stryker, Novartis, and Thermo Scientific. Mr. DiIorio holds a Bachelor of Science degree in biology from Boston College.

With over 21 years of successful healthcare experience, Mr. DiIorio brings extensive expertise in sales, customer service, product launch and market knowledge focused on driving growth within the infusion market. Mr. DiIorio currently serves on the board of Dignitana AB (NASDAQ: DIZTF), a Swedish medical technology company.

Addam Chupa

Addam Chupa joined InfuSystem in January 2020 as Senior Vice President of Information Technology. He previously served as Director of Information Technology Operations of Forum Health from April 2019 to January 2020. Prior to these roles, he served in various capacities including Director of IT Operations at Diplomat Pharmacy from January 2014 to April 2019. Mr. Chupa received his Bachelor of Business Administration degree with a major in computer information systems from Walsh College.

Jerod Funke

Jerod Funke joined InfuSystem in October 2023 as Executive Vice President and Chief Human Resources Officer. He previously worked for Insulet Corporation from March 2021 through October 2023 serving as Vice President Global Talent Acquisition from March 2021 through October 2023 and Senior Human Resources Business Partner-Global Operations from June 2021 through October 2023. Prior to that he served as Vice President Global Talent Acquisition for Vertex Pharmaceuticals from January 2017 through February 2021. Mr. Funke earned a Bachelor of Arts degree in psychology and a Master of Arts degree in developmental psychology from Boston College while competing as a Division-1 football player.

Barry Steele

Barry Steele joined InfuSystem in March 2020 as Executive Vice President, Chief Financial Officer. He previously served as Chief Financial Officer of Horizon Global Corporation from February 2019 to June 2019 and as Vice President of Finance and Chief Financial Officer of Gentherm from October 2004 to December 2018. Earlier he held various finance positions with Advanced Accessory Systems, LLC including Chief Financial Officer. Mr. Steele, who is a CPA, began his career with Price Waterhouse LLP in 1993. He received his Bachelor of Science degree, majoring in Accounting, from Hillsdale College.

EXECUTIVE COMPENSATION

Overview

This section explains our executive compensation program for our named executive officers (“NEOs”) listed below. This section also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2024.

Name	Position
Richard DiIorio	Chief Executive Officer
Carrie Lachance	President and Chief Operating Officer
Barry Steele	Executive Vice President and Chief Financial Officer

Smaller Reporting Company Status

Although our Company qualifies as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of scaled-back disclosure required by Items 402(m)-(r) of Regulation S-K, we have elected to provide a more comprehensive narrative about our executive compensation program. This voluntary approach reflects our commitment to transparency and helps to ensure that our stockholders have a clear understanding of our executive compensation philosophy and practices.

Executive Summary

2024 Say-On-Pay and Stockholder Engagement

We value our stockholders’ perspectives and the role their feedback plays in shaping our executive compensation practices and governance. Maintaining a strong connection with our investors is fundamental to aligning our decisions with their expectations and driving long-term value creation.

At our 2024 Annual Meeting, 53% of stockholders approved our Say-on-Pay proposal. While this outcome represented a majority, it was below the robust level of support we have historically received. To address shareholders’ concerns, the Board and the Compensation Committee determined to speak directly with shareholders to identify opportunities to better align our executive compensation program with their expectations. To that end, in the fourth quarter of 2024, the Co-Chairs of our Compensation Committee, supported by other Committee members and members of senior management, led a comprehensive and proactive stockholder engagement effort, during which we reached out to stockholders representing approximately 69% of our outstanding shares. Stockholders, owning approximately 22% of our shares outstanding, either met with us in engagement meetings or notified us that no meeting was necessary this year. These meetings focused on gaining clarity on stockholder priorities, particularly regarding the alignment of executive compensation with stockholder value creation and the transparency of our disclosures.

As part of this process, the Compensation Committee also retained Pearl Meyer, a leading independent compensation consulting firm, to gain further insight into current pay practices to ensure that our approach going forward effectively balances competitive market practices, stockholder expectations, best-practice governance standards and our business strategy.

The result of this extensive outreach was the development, adoption and implementation of changes to our executive compensation program that more closely align with market best practices and stockholder feedback. Below is a summary of what we heard and the actions we are taking to address the feedback.

What We Heard	How We Are Responding
Include performance metrics for annual incentives that directly reflect financial and operational success, rather than subjective measures	Eliminated Management by Objectives (“MBOs”) from the short-term incentive (“STI”) program to focus more on quantifiable financial performance, effective January 1, 2025, as follows:
	Metric	Weighting
	Adjusted EBITDA ("AEBITDA")(1)	50%
	Net Revenue	50%
The Compensation Committee selected these metrics to align with stockholder preferences, emphasizing profitability and efficiency, while driving growth in key business segments. The combination of Adjusted EBITDA and Revenue reflects a balanced focus on sustaining strong financial performance and accelerating new business growth through strategic expansion opportunities.

Increase the emphasis on performance-based long-term equity incentives to create a stronger link between executive compensation and long-term stockholder value	Increased the emphasis on performance-based equity by granting long-term incentive awards, starting in 2025, as follows:
	Equity Vehicle	Weighting
	Performance Share Units (“PSUs”)	50%
	Stock Options	25%
	Restricted Stock Units (“RSUs”)	25%
This change increases the weighting of PSUs from 25% to 50% and reduces the weighting of stock options from 50% to 25%. In addition, to align with market practices, RSU vesting changed from a three-year cliff to ratable over three years (1/3 annually).

Lengthen PSU performance periods to reflect multi-year performance cycles	Extended PSU vesting from a two-year to a three-year performance measurement period, tying any earned awards to the achievement of relative Total Stockholder Return (“TSR”), against the Russell 2000 Index.

Provide more transparent communication about how the program works and make it easy to understand	Expanded our executive compensation disclosure beyond what is required for a “smaller reporting company” under SEC rules to give stockholders a clearer view of our program’s design, rationale, and decision-making process. Additionally, we improved how we communicate key elements of the program by providing clearer explanations of the annual and long-term incentive plans, including their structure, metrics, and payout determinations, to enhance transparency and accessibility.

(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of, and further details regarding this non-GAAP financial measure, including a reconciliation to its most directly comparable financial measure prepared in accordance with GAAP, can be found in Appendix E.

The Compensation Committee remains committed to ensuring that our executive compensation program evolves in alignment with stockholder expectations and long-term value creation. We will continue to engage with our stockholders to assess the effectiveness of our compensation practices and to consider adjustments, as needed.

Best Compensation Practices & Policies

We believe the following practices and policies within our program promote strong compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don't Do
Emphasize variable-pay over fixed-pay, with a significant portion of each executive's overall compensation opportunity tied to our financial results and stock performance	We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control
All of our executive officers are subject to an executive compensation clawback policy	We do not allow stock option repricing without stockholder approval
Maintain anti-hedging and anti-pledging policies	No option or stock appreciation rights granted below fair market value
Provide for "double-trigger" severance benefits upon a change in control	No supplemental executive retirement plans
We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees	We do not provide excessive perquisites; our perquisites are market competitive to incent executive retention

2024 Business Overview
We are a leading national healthcare service provider, facilitating outpatient care for Durable Medical Equipment manufacturers and healthcare providers. We provide our products and services to hospitals, oncology practices, ambulatory surgery centers, and other alternate site healthcare providers. Our headquarters is in Rochester Hills, Michigan, and we operate our business from a total of seven locations in the United States ("U.S.") and Canada. We provide our services under a two-platform model: Patient Services and Device Solutions. Patient Services provides turnkey solutions designed to be implemented without service disruptions, allowing our healthcare provider customers to focus on practicing medicine. InfuSystem provides the Durable Medical Equipment and treatment consumables, handles order and delivery logistics, provides 24/7 nursing support relating to the provided equipment, assumes responsibility for third-party payer Durable Medical Equipment billing, and handles biomedical services for the Durable Medical Equipment, including, inspection, repair, certification and replacement. Device Solutions are provided as a “concierge” offering, whereby InfuSystem leverages its strong service orientation to provide incremental services to our healthcare provider customers on a direct payer model. Device Solutions include equipment rental and sales, consumable sales, and biomedical support services.
Company Performance Highlights
Highlights of InfuSystem's performance include:
•Growing net revenue,
•Increasing Adjusted EBITDA,
•Strong Operating Cash Flow.

(1) Adjusted EBITDA is a non-GAAP financial measure. Definitions of, and further details regarding this non-GAAP financial measure, including a reconciliation to its most directly comparable financial measure prepared in accordance with GAAP, can be found in Appendix E.

2024 Compensation Highlights - Majority of Executive Compensation is Variable, at Risk, Performance-Based.

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term, sustainable stockholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2024:

Base Salaries	• Approved increases of approximately 5% for the NEOs to improve competitive positioning and ensure market alignment.
Annual Incentives
•    Based on our financial performance in 2024, the Compensation Committee approved annual incentive awards at 100.7% of target, reflecting strong execution against key performance measures. This formulaic result was driven by an AEBITDA achievement of 102% of target, a Revenue achievement of 100% of target, and target achievement 100% on the MBOs.

Long-Term Equity-Based Incentives
•    Approved equity grants to each of the NEOs using a mix of 50% stock options, 25% PSUs, and 25% RSUs.
•    Certified performance results for the completed 2023 PSU cycle (January 1, 2023 – December 31, 2024), resulting in a payout of 0% of target PSUs earned for all the NEOs, based on the Company’s relative TSR performance against the Russell 2000 Index ("Relative TSR PSUs").
•    Certified performance results for Mr. DiIorio’s 2023 PSU award, resulting in a payout 0% of his target PSUs that were tied to a threshold level of AEBITDA performance for the year ended December 31, 2024.

What Guides Our Program

Compensation Philosophy - Performance-Based Pay Philosophy

Our executive compensation philosophy is driven by the following guiding principles:

•Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.
•A meaningful portion of total compensation should be variable and linked to the achievement of specific short-term and long-term performance objectives and designed to drive stockholder value creation.
•Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Compensation Elements

Our compensation philosophy is supported by the following total direct compensation elements:

Compensation Element	How It's Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives (Cash Bonus)	Cash (Variable)	Reward executives for delivering on annual performance objectives that contribute to the creation of stockholder value.
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive the creation of stockholder value and support the Company’s retention strategy.

Compensation Mix - Fixed vs.Variable At Risk

The executive compensation program uses a mix of fixed and, variable at risk pay, with an emphasis on variable at risk pay. The program is structured to create a meaningful balance between achieving strong short-term annual results while ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined regularly by the Compensation Committee based on the short- and long-term objectives of the business. The charts below show the target annual total direct compensation of our CEO and our other NEOs for fiscal 2024. These charts illustrate that the majority of executive compensation is variable at risk (75.0% for our CEO and an average of 65.8% for our other NEOs).

Fixed vs. Variable At Risk Compensation Mix
Despite our revenue growth, our stock price has declined. Total shareholder return for the three-year period ended December 31, 2024 was an unfavorable 50%. Since our executive compensation programs are intended to align with shareholder experience, the CEO's and the other NEO's realizable compensation is 38% and 41%, respectively, below target grant date value of compensation awarded over the last three years as illustrated in the charts below.

Grant Date Fair Value ("GDFV") vs. Realizable Three-Year Average Compensation

CEO
100%
$2,254,296
$1,034,296
$610,000
$610,000
62%
$1,407,683
$362,213
$435,470
$610,000
3-Yr Avg. GDFV Comp.
3-Yr Avg. Realizable Comp.
Salary
Equity (LTI)
Bonus (STI)
Percent of Target

Other NEOs
100%
59%
$1,043,800
$407,617
$244,519
$391,664
$611,454
$242,281
$391,664
-$22,491
3-Yr Avg. GDFV Comp.
3-Yr Avg. Realizable Comp.
Salary
Bonus (STI)
Equity (LTI)
Percent of Target

The Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee consists of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is posted on the “Corporate Governance” page of Company’s website at www.infusystem.com.

The Role of Management. Members of our senior management team attend regular Compensation Committee meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only Compensation Committee members can vote on decisions regarding NEO compensation.
The CEO reviews his recommendations pertaining to the compensation of the other NEOs with the Compensation Committee providing management input, transparency, and oversight. The Compensation Committee ultimately recommends compensation plans and programs to the Board for approval. Independent members of the Board make all final determinations regarding NEO compensation.

The Role of the Independent Compensation Consultant. Pursuant to the authority granted to it under its charter, the Compensation Committee may engage an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. In January 2024, the Compensation Committee retained Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and concluded that Pearl Meyer is independent.

The Role of the Peer Group. The Compensation Committee is committed to establishing competitive total compensation for each NEO, ensuring alignment with market practices and industry standards. To set 2024 target compensation levels, the Compensation Committee, in consultation with Pearl Meyer, reviewed publicly available data from a carefully selected group of comparable companies with executives in similar roles as well as industry-specific survey data where applicable. Selection criteria for determining the 2024 compensation peer group listed below generally included health care equipment and services companies with revenues between approximately $50 million and $300 million and market capitalization between $50 million and $1 billion.

AirScuplt Technologies, Inc.	Sanara MedTech Inc.
AxoGen, Inc.	SI-BONE, Inc.
Castle Biosciences, Inc.	Surmodics, Inc.
Cerus Corporation	Tactile Systems Technology, Inc.
Fulgent Genetics, Inc.	Talkspace, Inc.
National Research Corporation	TELA Bio, Inc.
OrthoPediatrics Corp.	Viemed Healthcare, Inc.
Outset Medical, Inc.	Xtant Medical Holdings, Inc.
Rockwell Medical, Inc.	Zynex, Inc.

It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserves the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2024 Executive Compensation Program Decisions

This section outlines the 2024 executive compensation program and specific decisions related to the fiscal year ended December 31, 2024. In response to stockholder feedback, the Compensation Committee approved important changes to the annual and long-term incentive plans for 2025. For details, please refer to the “2024 Say-On-Pay & Stockholder Engagement” section

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. For 2024, the Compensation Committee approved increases for the NEOs to improve competitive positioning and ensure market alignment, as follows:

Name	2023 Base Salary	2024 Base Salary	Adjustment
Richard Dilorio	$600,000	$630,000	5.0%
Carrie Lachance	$410,000	$430,500	5.0%
Barry Steele	$400,000	$420,000	5.0%

Annual Incentives (Cash Bonus)

Annual incentives are designed to reward executives for achieving key financial and strategic objectives that drive long-term value creation. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and their ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. Target award opportunities for 2024 were as follows:

Name	2024 Base Salary	2024 Target Bonus Opportunity (%)	2024 Target Bonus Opportunity ($)
Richard Dilorio	$630,000	100%	$630,000
Carrie Lachance	$430,500	75%	$322,875
Barry Steele	$420,000	60%	$252,000

2024 Performance Measures and Weights. For 2024, the Compensation Committee selected a balanced set of metrics that emphasize financial performance and operational efficiency:

Performance Measure	Weighting	Rationale
Adjusted EBITDA (“AEBITDA”) (1)	35%
Profitability is a central focus of our business strategy, and AEBITDA serves as a key indicator of operational efficiency and earnings quality. By linking a portion of annual incentives to AEBITDA, executives remain focused on driving sustainable, profitable growth.

Revenue	35%
Revenue growth is a fundamental measure of our ability to expand our market presence and drive top-line performance. By incorporating revenue as a key metric, the plan incentivizes disciplined expansion while maintaining a strong competitive position.

Management by Objectives (MBOs)	30%	For 2024, the plan included MBOs to assess progress on key strategic and operational initiatives. Beginning in 2025, the plan will no longer include an MBO component.

2024 Performance Levels and Results. The following table shows the financial performance necessary to achieve threshold, target, and maximum award amounts for 2024. For AEBITDA, payouts can range from 50% of target (threshold) to 200% of target (maximum). For Revenue, payouts can range from 50% of target (threshold) to 150% of target (maximum). No payouts are earned for performance below threshold performance levels.

Performance Measure	Performance Range/Criteria			Results ($000's)
	Threshold ($000's)	Target ($000's)	Maximum ($000's)
AEBITDA(1)	$24,400	$26,500	$30,100	$26,501
Revenue	$131,400	$134,200	$141,200	$134,854
MBOs
MBOs focused on advancing key business priorities, including strengthening talent and culture, enhancing operational infrastructure, and improving financial discipline. These initiatives supported leadership development, optimized critical business processes, and reinforced cost management efforts. Each objective was designed to drive long-term value and position the Company for future growth.

Successfully implemented key talent initiatives, improved employee engagement efforts, and optimized critical business functions. Operational improvements were achieved through the timely execution of strategic projects, ensuring greater efficiency and scalability. Financial discipline efforts led to cost reductions and improved resource management, contributing to stronger overall performance. The Compensation Committee determined each objective was fully met.

(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of, and further details regarding this non-GAAP financial measure, including a reconciliation to its most directly comparable financial measure prepared in accordance with GAAP, can be found in Appendix E.

Each year, the Compensation Committee reviews the financial performance and considers adjustments for items that are not reflective of normal operating performance for that year. These adjustments are items that the Compensation Committee believes are fair to both participants and shareholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our pre-determined performance goals. Such exclusions may consist of the costs and financial effects of restructuring, acquisitions, and dispositions, selected legal costs and settlements and the effects of over or under achievement of bonus expense. Adjustments totaling $1.2 million representing expenses associated with a project to update the Companies Business Applications and other non-recurring expenses were included in the measurement of AEBITDA for purposes of determining the achieved performance for 2024.

2024 Results. Based on the results outlined above, the Compensation Committee approved the following annual incentive awards to each of the NEOs for 2024:

Name	2024 Target Bonus Opportunity (%)	2024 Target Bonus Opportunity ($)	AEBITDA Results (% of Target)	Revenue Results (% of Target)	MBOs (% of Target)	Achievement (% of Target)	Award Payout ($)
Richard Dilorio	100%	$630,000	102%	100%	100%	100.7%	$634,410
Carrie Lachance	75%	$322,875	102%	100%	100%	100.7%	$325,135
Barry Steele	60%	$252,000	102%	100%	100%	100.7%	$253,764

2024 Long-Term Equity Incentives

The Company’s long-term incentive program is designed to align executive interests with stockholder value creation by emphasizing performance-based equity. For 2024, the Compensation Committee approved equity grants to each of the NEOs using the following equity mix:

Equity Vehicle	Weighting	Description
Stock Options	50%	• Reward executives for stock price appreciation, ensuring value is only realized if stockholders also benefit • Vest over four years on a ratable basis
Restricted Stock Units	25%	• Support our leadership retention strategy • Cliff vest after three years
Performance Stock Units ("PSUs")	25%	• Are earned (and vest) based on relative Total Stockholder Return (“TSR”) over two years (January 1, 2024 – December 31, 2025) compared to the performance peer group listed below:
		Airsculpt Technologies, Inc.	Sanara MedTech, Inc.
		AxoGen, Inc.	SI-Bone, Inc.
		Castle Biosciences Inc	SurModics, Inc.
		Cerus Corporation	Tactile Systems Technology, Inc.
		Fulgent Genetics, Inc.	Talkspace, Inc.
		National Research Corporation	Tela Bio, Inc.
		OrthoPediatrics Corp.	Viemed Healthcare, Inc.
		Outset Medical, Inc.	Xtant Medical Holdings, Inc.
		Rockwell Medical, Inc.	Zynex, Inc.
• Payout ranging from 0% to 200% of target based on performance as follows:
		TSR Ranking	Payout
		At or above the 90th percentile	200% of target (maximum)
		50th percentile	100% of target
		40th percentile	50% of target (threshold)
		Below the 40th percentile	0% of target
Performance between defined percentiles is calculated on a prorated basis.

The table below shows the target annual long-term incentive award values granted for fiscal year 2024 for each of the NEOs:

Name	Stock Options(1)(4)	PSUs (at Target)(2)(4)	RSUs(3)(4)	Total Target Value
Richard Dilorio	$613,728	$282,708	$315,003	$1,211,438
Carrie Lachance	$262,114	$120,736	$134,528	$517,379
Barry Steele	$255,721	$117,794	$131,251	$304,766

(1)The values shown reflect the target grant date value of stock options, determined based on the number of options granted on May 17, 2024, multiplied by the per-share grant price of $2.73.

(2)The values are based on the target number of units granted on May 17, 2024, multiplied by the grant date value per unit of $5.69. The actual number of PSUs earned may vary based on performance results over the applicable measurement period.
(3)The values reflect the target number of units granted on May 17, 2024, multiplied by the grant date value per unit of $6.34, based on the stock price at the time of grant.
(4)See footnote 2 under Summary Compensation Table below for more information about the methods used to value equity awards.

PSUs Earned and Vested in 2024.

In 2023, the NEOs were granted Relative TSR PSUs with vesting based on the Company’s relative TSR performance against the Russell 2000 Index over the two-year performance period from January 1, 2023 to December 31, 2024. Based on results determined by the Compensation Committee during the first quarter of 2025, the NEOs earned 0% of their target PSUs for this award.

In addition, in 2023, Mr. DiIorio was granted target PSUs with vesting based on the achievement of a pre-determined threshold level of AEBITDA performance at the end of December 2024. Based on results determined by the Compensation Committee during the first quarter of 2025, Mr. DiIorio earned 0% of his target PSUs for this award.

For additional details about each of the NEO’s awards, please see “Equity Awards Granted to the NEOs” in this Proxy Statement.

Other Compensation Practices, Policies and Guidelines

Clawback Policy

The Company maintains a Clawback Policy, which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of the New York Stock Exchange. The Clawback Policy requires the Company to recoup any erroneously awarded incentive-based compensation received by certain executives, including each NEO, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The Clawback Policy generally applies to all incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement after the policy’s effective date. The Clawback Policy was attached as an exhibit to the Company’s Form 10-K filed on March 11, 2025.

Hedging and Pledging Policy

The Company has an Insider Trading Policy that applies to its employees, officers and directors. Under this policy, the Company strongly discourages employees, officers and directors from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. This policy requires each employee, officer and director to pre-clear any such proposed transactions with appropriate Company personnel. The policy also prohibits our directors, officers and employees from holding InfuSystem Common Stock in a margin account or otherwise pledging them as collateral for a loan. The Insider Trading Policy was filed as an exhibit to the Company's Form 10-K filed on March 11, 2025.

Policies and Practices Related to the Grant of Certain Equity Awards

The Company grants long-term equity incentive awards in the form of stock options, PSUs and RSUs. These grants are typically approved at the first regularly scheduled Compensation Committee meeting of the fiscal year. The Company does not time equity grants in coordination with the release of material nonpublic information (“MNPI”). If an equity award is granted outside the regular cycle, the Compensation Committee carefully assesses whether MNPI exists and, if necessary, may delay the grant until after such information is publicly disclosed. For the 2024 equity grants, no awards were approved within four business days before or one business day after the filing of a Form 10-Q, 10-K, or 8-K disclosing MNPI.

Other Benefits and Perquisites

All of our NEOs are eligible to participate in our employee health and welfare benefit plans on the same basis as all other employees. We provide a 401(k) retirement plan with a Company match of up to 5% of eligible salary, subject to statutory limits. We generally do not provide significant perquisites or personal benefits, with the exception of a company-leased automobile provided to our Chief Executive Officer.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Compensation Risk Assessment

The Compensation Committee regularly reviews our compensation programs to ensure they balance performance incentives with prudent risk management. Based on our most recent assessment 2024, the Compensation Committee concluded that our programs do not encourage excessive risk-taking and support the Company’s long-term success.

Summary Compensation Table

The following table sets forth the compensation of the NEO's for the fiscal years presented below.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Richard DiIorio	2024	$630,000	$634,410	$597,711	$613,728	$39,372	$2,515,221
Chief Executive Officer	2023	$600,000	$498,000	$615,238	$535,108	$38,311	$2,286,657

Carrie Lachance	2024	$430,500	$325,135	$255,265	$262,114	$16,915	$1,289,929
President and Chief Operating Officer	2023	$410,000	$405,225	$189,180	$243,773	$16,081	$1,264,258

Barry Steele	2024	$420,000	$303,764	$249,045	$255,721	$21,533	$1,250,063
Executive Vice President and Chief Financial Officer	2023	$400,000	$308,200	$184,584	$237,825	$17,231	$1,147,839

(1)For 2024, amounts represent discretionary annual bonus awards earned by our named executive officers with respect to the Company’s performance for 2024 (Mr. DiIorio: $634,410; Ms. Lachance: $325,135 and Mr. Steele: $253,764) and a $50,000 special performance award paid to Mr. Steele.

(2)In accordance with the SEC's proxy disclosure rules, included in the "Stock Awards" and "Option Awards" columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 12 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)The Company matches all of an employee's 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2024 consists of the following: (i) for Mr. DiIorio, $22,053 for use of a company vehicle, $16,500 for employer 401(k) matching contributions, and miscellaneous other benefits; (ii) for Ms. Lachance, $16,500 for employer 401(k) matching contributions, and miscellaneous other benefits; and (iii) for Mr. Steele, $20,896 for employer 401(k) matching contributions, and miscellaneous other benefits.

Grants of Plan-Based Awards in 2024

The following table provides information about equity and non-equity awards granted to the named executive officers in 2024. All equity awards were made under the 2021 Equity Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date	Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard DiIorio	5/17/2024 (1)	5/17/2024				24,843	49,685	99,370		$282,708
	5/17/2024 (2)	5/17/2024							49,685	$315,003
	5/17/2024 (3)	5/17/2024							224,817	$613,728

Carrie Lachance	5/17/2024 (1)	5/17/2024				10,610	21,219	42,438		$120,736
	5/17/2024 (2)	5/17/2024							21,219	$134,528
	5/17/2024 (3)	5/17/2024							96,016	$262,114

Barry Steele	5/17/2024 (1)	5/17/2024				10,351	20,702	41,404		$117,794
	5/17/2024 (2)	5/17/2024							20,702	$131,251
	5/17/2024 (3)	5/17/2024							93,674	$255,721

(1)Represents Relative TSR PSU.
(2)Represents time-vested RSUs.
(3)Represents time-vested stock options.
(4)The PSU's granted on May 17, 2024 had a grant-date fair value of $5.69 per target share, as computed under FASB ASC Topic 718 using a Monte Carlo simulation. The time-vested RSUs granted on May 17, 2024 have a grant-date fair value of $6.34 per share which was the closing price of our Common Stock on the grant date. The time-vested stock options had a grant-date fair value of $2.73 per share, as computed under FASB ASC Topic 718 using the Black-Scholes option pricing model. See Note 2 to the Summary Compensation table for 2024.

Narrative Discussion of Grants of Plan-Based Awards in 2024

PSUs: PSUs granted in 2024 are earned and vest based on Relative TSR, defined as stock price appreciation plus reinvested dividends compared to a selected comparative group at the end of two years based on a percentile ranking, provided such person's employment is continuing on such earning and vesting date. The beginning stock price for the Relative TSR PSUs performance goal is equal to the closing stock price for the Company's Common Stock on the last trading day of 2023, which will be compared to the closing stock price for the Common Stock ending on the last trading day of 2025. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company's Common Stock for each PSU.

Time-Vested RSUs: The time-vested RSUs awarded in 2024 vest on the third anniversary of the grant date, provided such person's employment continues on the applicable vesting date. Each time-vested RSU represents the right to receive one share of the Company's Common Stock upon vesting.

Time-Vested Stock Options: The time-vested stock options awarded in 2024 vest in equal annual installments over a four-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options and unvested stock incentive plan awards for each of the named executive officers as of December 31, 2024:

	Option Awards:				Stock Awards:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units That Have Not Vested (1) ($)
Richard DiIorio (2)	25,000	—	$2.60	03/10/25
	40,000	—	$2.76	08/18/26
	25,000	—	$2.15	03/15/27
	25,000	—	$11.07	05/20/30
	20,678	—	$19.50	05/18/31
	39,991	19,993	$8.58	05/17/32
	43,972	87,919	$9.18	05/18/33
	—	224,817	$6.34	05/17/24
					110,202	$931,207
							21,780	$184,041
							69,293	$585,526
Carrie Lachance (3)	50,000	—	$2.70	4/19/28
	40,000	—	$4.70	5/15/29
	20,000	—	$11.07	5/20/30
	61,843	0	$19.50	5/18/31
	17,329	8,664	$8.58	5/17/32
	20,032	40,052	$9.18	5/18/33
	—	96,016	$6.34	5/17/34
					47,878	404,569
							30,151	$254,776
Barry Steele (4)	50,000	—	$6.82	03/18/25
	15,000	—	$11.07	05/20/30
	10,339	0	$19.50	05/18/31
	13,330	6,665	$8.58	05/17/32
	19543	39,075	$9.18	05/18/33
	0	93674	$6.34	05/17/34
					43,053	$363,798
							29,417	$248,604

(1)Represents unvested RSUs and PSUs, each representing a contingent right to receive one share of the Company's Common Stock, multiplied by $8.45, the closing price of the Company's Common Stock on December 31, 2024, as quoted by the NYSE American LLC. The number and payout value for the PSUs included in this table are based on achieving threshold performance.

(2)At December 31, 2024, Mr. DiIorio owned 91,073 target-level PSUs that vest in three installments (21,780 on March 15, 2025, 19,608 on May 18, 2025 and 49,685 on May 17, 2026) subject to the attainment of performance goals discussed below. At December 31, 2024, Mr. DiIorio owned 21,780 PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement a minimum threshold of AEBITDA for the year ended December 31, 2024. This metric was not met and the award expired on March 15, 2025. At December 31, 2024, Mr. DiIorio owned 19,608 Relative TSR PSUs that are earned, provided his employment is continuing on the vest date, based upon the achievement of the market condition, which is the TSR attained during the performance period ranked on a percentile basis relative to a comparative group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. On January 21, 2025 the Company's Board of Directors cancelled the PSUs because the l TSR achieved was below the threshold payment amount for the performance period. At December 31, 2024, Mr. DiIorio owned 49,685 Relative TSR PSUs that are earned, provided his employment is continuing on the vest date, based upon the achievement of the market condition, which is the TSR attained during the performance period ranked on a percentile basis relative to a comparative group consisting of a performance peer group of companies listed in 2024 Long-Term Equity Incentives, above. At December 31, 2024, Mr. DiIorio owned the 110,202 RSUs, which will vest subject to his continued employment as follows: (i) 40,909 on May 17, 2025; (ii) 165,688 on May 18, 2026; and (iii) 49,685 on May 17, 2027. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following determination of the achievement of the specified performance goals. At December 31, 2024, Mr. DiIorio owned the following unvested options: (i) unvested options to purchase 19,993 shares of Common Stock, which vest on May 17, 2025; and (ii) unvested options to purchase 87,919 shares of Common Stock, which vest in two equal annual installments starting on May 18, 2025; and (iii) unvested options to purchase 224,817 shares of Common Stock which will vest in four equal annual installments starting on May 17, 2025.

(3)At December 31, 2024, Ms. Lachance owned 30,151 target-level PSUs that will vest in two installments (8,932 on May 18, 2025 and 21,219 on May 17, 2026) subject to the attainment of performance goals discussed below. At December 31, 2024, Ms. Lachance owned 8,932 Relative TSR PSUs that are earned, provided her employment is continuing on the vesting date, based upon the achievement of the market condition, which is the TSR attained during the performance period ranked on a percentile basis relative to a comparative group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends, and the performance period starts on January 1, 2023 and ends on December 31, 2024. On January 21, 2025 the Company's Board of Directors cancelled the PSUs because the TSR achieved was below the threshold payment amount for the performance period. At December 31, 2024, Ms. Lachance owned 21,219 Relative TSR PSUs that are earned, provided her employment is continuing on the vest date, based upon the achievement of the market condition, which is the TSR attained during the performance period ranked on a percentile basis relative to a comparative group consisting of a performance peer group of companies listed in 2024 Long-Term Equity Incentives, above. At December 31, 2024, Ms. Lachance owned 47,878 RSUs, which will vest subject to her continued employment as follows: (i) 17,727 on May 17, 2025; (ii) 8,932 on May 18, 2026; and (iii) 21,219 on May 17, 2027. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2024, Ms. Lachance owned the following unvested options: (i) unvested options to purchase 8,664 shares of Common Stock, which vest on May 17, 2025; (ii) unvested options to purchase 40,052 shares of Common Stock, which vest in two equal annual installments starting on May 18, 2025; and (iii) unvested options to purchase 96,016 shares of Common Stock, which vest in four equal annual installments starting on May 17, 2025.

(4)At December 31, 2024, Mr. Steele owned 29,417 target-level PSUs that will vest in two installments (8,715 on May 18, 2025 and 20,702 on May 17, 2026) subject to the attainment of performance goals discussed below. At December 31, 2024, Mr. Steele owned 29,417 Relative TSR PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement of the market condition, which is the TSR attained during the performance period ranked on a percentile basis relative to a comparative group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends, and the performance period starts on January 1, 2023 and ends on December 31, 2024. On January 21, 2025 the Company's Board of Directors cancelled the PSUs because the TSR achieved was below the threshold payment amount for the performance period. At December 31, 2024, Mr. Steele owned 20,702 Relative TSR PSUs that are earned, provided his employment is continuing on the vest date, based upon the achievement of the market condition, which is the TSR attained during the performance period ranked on a percentile basis relative to a comparative group consisting of a performance peer group of companies listed in 2024 Long-Term Equity Incentives, above. At December 31, 2024, Mr. Steele owned 43,053 RSUs, which will vest subject to his continued employment as follows: (i) 13,636 on May 17, 2025; (ii) 8,715 on May 18, 2026; and (iii) 20,702 on May 17, 2027. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2024, Mr. Steele owned the following unvested options: (i) unvested options to purchase 6,665 shares of Common Stock, which vest on May 17, 2025; (ii) unvested options to purchase 39,075 shares of Common Stock, which vest in two equal annual installments starting on May 18, 2025; and (iii) unvested options to purchase 93,674 shares of Common Stock, which vest in four equal annual installments starting on May 17, 2025.

Option Exercises and Stock Vested in 2024

The following table provides information on the value realized by the Named Executive Officers on the exercise of option awards and the vesting of stock awards in 2024. The number of shares acquired and the value realized for each award excludes the payment of any fees, commission or taxes:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard DiIorio	50,000	$207,000	25,762	$165,907

Carrie Lachance	50,000	$465,000	13,129	$84,551

Barry Steele	—	$—	10,937	$70,434

(1)Based on the number of stock options exercised multiplied by the difference between (a) the trading price of the underlying shares at the time of exercise and (b) the exercise price.
(2)Based on the number of RSUs and PSUs vested multiplied by the closing price of our Common Stock on the date of vesting.

Employment Agreements
On May 24, 2021, the Company entered into First Amended and Restated Employment Agreements with each of Messrs. DiIorio and Steele and Ms. Lachance (the “Employment Agreements”), which govern the terms of each executive’s employment with the Company. Under the Employment Agreements, Messrs. DiIorio and Steele and Ms. Lachance are entitled to initial annual base salaries of $550,000, $275,000, and $315,000, respectively, subject to an annual review for an increase at the discretion of the Company. Messrs. DiIorio and Steele and Ms. Lachance are also eligible to receive an annual performance-based bonus of up to 70%, 40% and 50%, or such other percentage as determined annually, respectively of their then-current base salary, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Each executive is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee, as well as additional option or restricted stock grants as determined by the Compensation Committee. Under the Employment Agreements, each executive is entitled to expense reimbursement for business expenses incurred by such executive in the performance of his or her duties, and each executive is also eligible to participate in any group life insurance plan, group medical and/or dental plan, disability plans and other employee benefit plans, which are made available by the Company to its executives. Mr. DiIorio also has the right to use a Company-leased automobile.

Under the Employment Agreements, each executive is considered an “at will” employee, whereby such executive’s employment with the Company may be terminated at any time by either party. Each executive is subject to a two-year non-solicitation provision for soliciting customers or diverting business from the Company, a two-year non-competition provision for employment with or participation in a competitive business in the U.S., Canada, Mexico or other country in which the Company has conducted business and a two-year non-solicitation provision for soliciting employees. The Employment Agreements contain customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of the executive’s employment and thereafter.
Under the Employment Agreements, if the executive’s employment is terminated by reason of his or her death or permanent disability, such executive would be entitled to: (i) the unpaid base salary earned for services rendered through the date of termination (the “Accrued Base Salary”); (ii) any accrued but unpaid annual incentive compensation determined by the Compensation Committee, in its sole direction, to have been earned in respect of the immediately preceding calendar year (the “Accrued Bonus”) plus a pro rata portion, based on the date of termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year; (iii) unreimbursed expenses; and (iv) the limited death, disability, and/or income continuation benefits, if any, provided by the Company.
Under the Employment Agreements, if the executive’s employment is “involuntarily terminated” without “cause,” either alone or within six months prior to, or 12 months following, a “change of control” of the Company, such executive would be entitled to the following severance payments: (i) the Accrued Base Salary; (ii) the Accrued Bonus plus (x) in the case of an involuntary termination, a pro rata portion, based on the date of the termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year or (y) in the case of a termination in connection with a “change of control,” the entire annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met; (iii) unreimbursed expenses; (iv) a lump sum cash severance payment in an amount equal to 12 months of such executive’s then current base salary or, in the case of a termination of Mr. DiIorio in connection with a “change of control,” 18 months of his then current base salary; and (v) continued COBRA coverage equal to the number of months used to calculate such executive’s lump sum cash severance payment. The payment of these severance amounts is contingent upon the executive’s compliance with certain restrictive covenants and his or her execution and delivery of an unconditional general release.
Under the Employment Agreements, if the executive’s employment is terminated for “cause,” such executive will be entitled to receive: (i) the Accrued Base Salary; (ii) the Accrued Bonus; and (iii) unreimbursed expenses.
For purposes of the Employment Agreements, a “change of control” means: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act, as amended, and the rules and regulations promulgated thereunder) of 50% or more of the outstanding voting securities of the Company by any person, trust, entity or group.
For purposes of the Employment Agreements, an “involuntary termination” means the termination of the executive’s employment with the Company: (i) involuntarily upon such executive’s discharge or dismissal; or (ii) voluntarily or involuntarily, provided such termination occurs in connection with one of the following events without such executive’s written consent: (a) a change in such executive’s position with the Company which materially reduces his or her level of responsibility; (b) a material reduction in such executive’s compensation; (c) a material breach by the Company of the Employment Agreement, subject to a 15-day cure period; or (d) in the case of Mr. DiIorio, a change in his principal work location to a location outside of the metropolitan Boston area.
For purposes of the Employment Agreements, termination for “cause” means the involuntary termination of the executive’s employment with the Company for: (i) such executive’s willful misconduct or gross negligence which has a material adverse impact on the Company; (ii) such executive’s conviction or, or pleading guilty or nolo contendere to, a felony or any crime involving fraud; (iii) such executive’s breach of his or her fiduciary duties to the Company; (iv) such executive’s failure to attempt in good faith to perform his or her duties, subject to a 15-day cure period; and (v) any other material breach by such executive of the Employment Agreement or other Company policies, subject to a 15-day cure period.

Restricted Stock Unit, Performance Stock Unit and Option Agreements

Each of the named executive officers of the Company holds RSUs, PSUs and options, the terms of which are governed by applicable award agreements, unless otherwise modified by their respective employment agreements as described above. Under the terms of these agreements, if the grantee’s employment with the Company terminates prior the vesting of any RSUs, PSUs or options, such awards will be forfeited by the grantee and no benefits will be payable with respect to such forfeited awards. The award agreements for options and RSUs granted under the Company’s 2014 Equity Plan provide that, upon a “change in control” (as defined in the agreements), the Compensation Committee will provide that any unvested RSUs or options will be assumed, or equivalent RSUs or options will be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award constitute securities registered in accordance with the Securities Act of 1933, as amended, or such securities are exempt from such registration. If the securities issuable upon the payment of such Substitute Award will not meet the foregoing requirements or the holders of shares of Common Stock will receive cash in the transaction, then the grantee will receive upon consummation of the “change in control” transaction a cash payment for: (i) unvested RSUs surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested RSUs; and (ii) unvested options surrendered an amount equal to the difference between the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested options and the aggregate exercise price of the surrendered options. In the event of a “change in control” (as defined in the agreements) PSUs granted pursuant to the 2014 Equity Plan will vest as if the target performance goal of the applicable performance measure was achieved on the effective date of the change of control. However, all of the RSUs and options issued under the 2014 Equity Plan held by the named executive officers have vested and, therefore, the Substitute Award provision has no effect.

With respect to options and RSUs granted under the Company’s 2021 Equity Plan, upon a “change in control” as defined in the Plan, all options will immediately vest and become exercisable with respect to all of the shares subject to the option, however, the Compensation Committee may, in its discretion, cancel any option and pay the holder the value of the option based on the price per share of Common Stock received or to be received by other stockholders of the Company in the change in control event; all unvested RSUs will vest on the date of a change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights (a)(1)	Weighted Average Exercise Price of options and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)(c)
Plan Category:
Equity compensation plans approved by security holders:
2014 Plan *	535,667	$7.00	—
2021 Plan	2,533,901	$8.94	1,131,699
Total	3,069,568	$8.50	1,131,699

* As of December 31, 2024, this plan is no longer in effect other than for stock options and rights that were previously granted and remain outstanding.
(1) This amount includes 693,115 shares of common stock issuable upon the vesting of certain restricted stock awards and performance-based restricted stock units and 2,376,453 shares of common stock issuable upon the exercise of vested stock option awards.
(2) Excludes RSUs and PSUs, which have no exercise price.
(3) Includes 2,500,000 shares authorized as part of our 2021 Annual Meeting of Stockholders held in May 2021, plus 2,500,000 shares authorized as part of our 2023 Annual Meeting of Stockholders held in May 2023, plus 352,317 shares granted under the 2014 Plan that expired or were cancelled, forfeited, or terminated under the terms of the 2014 Plan and thus eligible to be added to the 2021 Plan, less 4,220,618 shares that were made available to certain employees, directors and others.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$2,515,221	$1,810,112	$1,269,996	$1,024,882	$49.62	$2,345,000
2023	$2,286,657	$2,413,801	$1,206,049	$1,246,269	$61.89	$872,000
2022	$1,547,367	$109,085	$821,176	$(5,465)	$50.97	$18,000

(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. DiIorio (the Company's Chief Executive Officer and Principal Executive Officer ("PEO")) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. DiIorio, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. DiIorio during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. DiIorio's total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2024	$2,515,221	$(1,211,438)	$506,329	$1,810,112
2023	$2,286,657	$(1,150,346)	$1,277,490	$2,413,801
2022	$1,547,367	$(741,102)	$(697,180)	$109,085

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$1,787,022	$(881,484)	$—	$(399,209)	$—	$—	$506,329
2023	$1,292,739	$51,913	$—	$(3,559)	$(63,603)	$—	$1,277,490
2022	$751,761	$(989,510)	$—	$(345,892)	$(113,539)	$—	$(697,180)

(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. DiIorio, who has served as our CEO since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. DiIorio) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 and 2023, Ms. Lachance and Mr. Steele; and (ii) for 2022, Ms. Lachance and Thomas Ruiz, the Company's former Executive Vice President and Chief Commercial Officer.

(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. DiIorio), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. DiIorio) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. DiIorio) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,269,996	$(511,072)	$265,958	$1,024,882
2023	$1,206,049	$(427,681)	$467,901	$1,246,269
2022	$821,176	$(273,795)	$(552,846)	$(5,465)

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$753,895	$(284,599)	$—	$(203,338)	$—	$—	$265,958
2023	$478,428	$64,272	$—	$(41,971)	$(32,828)	$—	$467,901
2022	$244,256	$(415,176)	$—	$(268,387)	$(113,539)	$—	$(552,846)

(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. DiIorio and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. DiIorio) is aligned with the Company’s cumulative TSR over the two years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. DiIorio and to the other NEOs consists of equity awards.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Company TSR
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$75
$60
$45
$30
$109,085
$(5,465)
$2,413,801
$1,246,269
$1,810,112
$1,024,882
$51
$62
$50
2022
2023
2024
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. DiIorio and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. DiIorio) is generally aligned with the Company’s net income over the two years presented in the table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$2,413,801
$1,810,112
$1,246,269
$1,024,882
$109,085
$(5,465)
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Income

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 20, 2025, in each case, including shares of Common Stock which may be acquired by such persons within 60 days of such date, by:

•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•each of the Company’s named executive officers, directors and nominees; and

•all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
AWM Investment Company, Inc. (1)	1,865,215	8.9%
BlackRock Inc. (2)	1,193,760	5.7%
The Vanguard Group (3)	1,095,742	5.2%
Richard DiIorio (4)	779,390	3.6%
Scott Shuda/Meridian OHC Partners, LP (5)	565,486	2.7%
Carrie Lachance (6)	463,976	2.2%
Paul Gendron (7)	200,109	*
Barry Steele (8)	192,627	*
Ralph Boyd (9)	91,109	*
Beverly Huss (10)	39,985	*
Kenneth Eichenbaum (11)	39,685	*
Ronald Hundzinski (12)	13,264	*
All directors and officers as a group (11 individuals) (13)	2,549,692	11.4%

* Less than 1%
** Based on 21,016,415 shares of Common Stock outstanding as of March 20, 2025. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days after March 20, 2025 or RSUs or PSUs that will settle (or can settle) within 60 days after March 20, 2025 are deemed outstanding for purposes of computing the percentage ownership of such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)Based solely on a review of Schedule 13F filed on February 14, 2025 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(2)Based solely on a review of Schedule 13F filed on February 7, 2025 by BlackRock, Inc.. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)Based solely on a review of Schedule 13F filed on February 11, 2025 by The Vanguard Group. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)Represents 423,683 shares of Common Stock held directly and 314,798 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025, and 40,909 RSUs that will become vested within 60 days of March 20, 2025.

(5)Based solely on a review of Schedule 13D/A filed on December 6, 2024 by Meridian OHC Partners, LP. ("Meridian") and TSV Investment Partners, LLC ("TSV"). The aggregate number of shares beneficially held by these entities is 298,383. Mr. Shuda also owns 101,994 shares of Common Stock. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 400,377 shares of Common Stock and 165,109 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025. The business address of Meridian is 425 Weed Street, New Canaan, Connecticut 06840.

(6)Represents 184,351 shares of Common Stock held directly and 261,898 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025, and 17,727 RSUs that will become vested within 60 days of March 20, 2025.

(7)Represents 65,000 shares of Common Stock held directly and 135,109 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025.

(8)Represents 71,158 shares of Common Stock held directly and 107,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025, and 13,636 RSUs that will become vested within 60 days of March 20, 2025.

(9)Represents 6,000 shares of Common Stock held directly and 85,109 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025.

(10)Represents 4,300 shares of Common Stock held directly and 35,685 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025.

(11)Represents 4,000 shares of Common Stock held directly and 35,685 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025.

(12)Represents 13,264 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025.

(13)Represents 907,512 shares of Common Stock held directly, 298,383 shares held indirectly, 1,261,525 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2025, and 82,272 RSUs that will become vested within 60 days of March 20, 2025. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 3851 W. Hamlin Road Rochester Hills, Michigan 48309.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and "related parties" (generally, directors, executive officers and stockholders owning five percent or greater of the Company's outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company's best interests.

Related Party Transactions

There were no related party transactions required to be reported under Item 404(d) of Regulation S-K during the fiscal years ended December 31, 2023 and December 31, 2024.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2024. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, accounting principles and internal controls as well as preparation of the Company’s consolidated financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm Deloitte & Touche LLP (the “Auditor”) for the fiscal year ended December 31, 2024. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited consolidated financial statements and the adequacy of the Company’s internal controls with management and with the Auditor. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board ("PCAOB"). The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed the Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 7, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Auditor as its independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Audit Committee

Paul Gendron, Chairman
Kenneth Eichenbaum
Ronald Hundzinski
Beverly Huss

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and 2023 by Deloitte & Touche LLP (“Deloitte”), who was appointed as the Company’s independent registered public accounting firm on July 26, 2023.

	2024	2023
Audit Fees	$1,344,019	$1,185,700
Audit-Related Fees	$—	$—
All Other Fees	$—	$—
Total	$1,344,019	$1,185,700

Audit Fees for Deloitte included for professional services rendered for the audit of the annual consolidated financial statements for the year ended December 31, 2024 and 2023 and for reviews of the Company’s quarterly reports on Form 10-Q for the first, second and third quarters of 2024 and second and third quarters of 2023.
.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2024 and 2023 were for audit services.

Change in Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive selection process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee invited several firms to participate in this process, including BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm for the year ended December 31, 2022.

As a result of this process, following the review and evaluation of proposals from participating firms, on June 30, 2023, the Audit Committee approved the dismissal of BDO as the Company's independent registered public accounting firm and the appointment of one of the other firms participating in the election process as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2023 and to review the Company's quarterly consolidated financial statements beginning with the second quarter of the 2023 fiscal year. As a result of the process the Committee appointed Deloitte as the Company’s registered public accounting firm.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, there have been no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the design and implementation over the completeness and accuracy of information produced by the entity and used by control owners in the operation of certain controls across the financial statement areas, segregation of duties, and management’s review of established pricing and contract terms to support recorded revenue and accounts receivable for the DME Services Direct Payer Rentals, DME Services Product Sales, DME Services - Service and ITS Direct Payer Rentals, as previously disclosed under Part II, Item 9A of the Company's 2022 Annual Report on Form 10-K filed on March 16, 2023, and Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023. The Committee discussed the material weaknesses with BDO, and the Company authorized BDO to respond fully to inquiries of the successor accountant concerning the material weaknesses.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2026 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no later than December 11, 2025.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no earlier than 90 days (February 14, 2026) and no later than 60 days (March 16, 2026) prior to the anniversary date of the 2025 Annual Meeting or they will be considered untimely.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “house-holding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02040-5067 (regular mail), Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 (Overnight mail); or by telephone at 1-800-522-6645. If your stock is held through a broker, bank or other nominee and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker, bank or other nominee. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02040-5067 (regular mail), Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 (overnight mail); or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker, bank or other nominee, by contacting such broker, bank or other nominee.

GENERAL

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) under the Exchange Act.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the "Governance" page of the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, Michigan 48309, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•Forwarding printed proxy materials by mail to beneficial owners; and

•Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)
Proxy Services
C/O Computershare Investor Services
P.O. BOX 43101
Providence, RI 02040-5067

(Overnight Mail)
Computershare Investor Services
150 Royall Street
Suite 101
Canton, MA 02021
Stockholders Call Toll-Free at: +1 (800) 522-6645

BY ORDER OF THE BOARD OF DIRECTORS:

Barry Steele
Corporate Secretary
InfuSystem Holdings, Inc.

Appendix A-1

SECOND AMENDMENT
TO THE
INFUSYSTEM HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors (the “Board”) on March 31, 2025 and approved by the stockholders of InfuSystem Holdings, Inc. (the “Company”) on [________, 2025].

WHEREAS, the Company maintains the Plan to (i) attract and retain the types of employees, consultant and directors who will contribute to the Company’s long range success; (ii) provide incentives that align the interests of employees, consultant and directors with those of the stockholders of the Company; and (iii) promote the success of the Company’s business;

WHEREAS, pursuant to Section 17 of the Plan, the Board may amend the Plan subject to stockholder approval as required; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of the Company’s common stock available for the granting of awards under Section 5 of the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon the date of stockholder approval, as follows:

1. Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

5.1. Total Share Reserve. Subject to adjustment in accordance with Section 15, no more than six million (6,000,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan that expires, terminates or is canceled or forfeited under the terms of the InfuSystem Holdings, Inc. 2014 Equity Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2. Except as otherwise provided in this Second Amendment, the provisions of the Plan remain in full force and effect and are hereby ratified and confirmed.

Appendix A-2

FIRST AMENDMENT
TO THE
INFUSYSTEM HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors (the “Board”) on February 15, 2023 and approved by the stockholders of InfuSystem Holdings, Inc. (the “Company”) on May 16, 2023.

WHEREAS, the Company maintains the Plan to (i) attract and retain the types of employees, consultant and directors who will contribute to the Company’s long range success; (ii) provide incentives that align the interests of employees, consultant and directors with those of the stockholders of the Company; and (iii) promote the success of the Company’s business;

WHEREAS, pursuant to Section 17 of the Plan, the Board may amend the Plan subject to stockholder approval as required; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of the Company’s common stock available for the granting of awards under Section 5 of the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon the date of stockholder approval, as follows:

1.Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

5.1. Total Share Reserve. Subject to adjustment in accordance with Section 15, no more than five million (5,000,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan that expires, terminates or is canceled or forfeited under the terms of the InfuSystem Holdings, Inc. 2014 Equity Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2.Except as otherwise provided in this First Amendment, the provisions of the Plan remain in full force and effect and are hereby ratified and confirmed.

Appendix A-3

INFUSYSTEM HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN

SECTION 1.	PURPOSE OF THE PLAN

The name of this plan is the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan"). The purposes of the Plan are to advance the interest of InfuSystem Holdings, Inc. (the "Company") and its stockholders by (i) enabling the Company and any Affiliate to attract and retain the types of Employees, Consultants, and Directors who will contribute to the Company's long range success; (ii) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (iii) promote the success of the Company's business.

SECTION 2.	ELIGIBILITY AND AWARDS

2.1. Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants, and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

2.2. Available Awards. Awards that may be granted under the Plan include: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Awards, (v) Performance Share Awards, (vi) Cash Awards, and (vii) Other Equity-Based Awards.

SECTION 3.	DEFINITIONS

3.1. "Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

3.2. "Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

3.3. "Award" means any right granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

3.4. "Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

3.5. "Board" means the Board of Directors of the Company, as constituted at any time.

3.6. "Cash Award" means an Award denominated in cash that is granted under Section 11 of the Plan.

3.7. "Cause" has the meaning ascribed to such term in the Company's employee handbook, as may be amended from time to time. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

3.8. "Change in Control" means:

(a) One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than fifty percent (50%) of the total fair market value or total voting power of the Company's stock and acquires additional stock;

(b) One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing thirty-five percent (35%) or more of the total voting power of the stock of such corporation; or

(c) One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

3.9. "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

3.10. "Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 4.3 and Section 4.4.

3.11. "Common Stock" means the common stock of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

3.12. "Company" means InfuSystem Holdings, Inc. a Delaware corporation, and any successor thereto.

3.13. "Consultant" means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

3.14. "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

3.15. "Deferred Stock Units (DSUs)" has the meaning set forth in Section 9.2(b) hereof.

3.16. "Director" means a member of the Board.

3.17. "Disability" means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 7.11 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 7.11 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

3.18. "Disqualifying Disposition" has the meaning set forth in Section 18.12.

3.19. "Effective Date" shall mean May 18, 2021, the date that the Company's shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

3.20. "Employee" means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

3.21. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.22. "Fair Market Value" means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock

(or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

3.23. "Fiscal Year" means the Company's fiscal year.

3.24. "Free Standings Rights" has the meaning set forth in Section 8.

3.25. "Grant Date" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

3.26. "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

3.27. "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

3.28. "Nonqualified Stock Options" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

3.29. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

3.30. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

3.31. "Option Exercise Price" means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

3.32. "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

3.33. "Other Equity-Based Award" means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 11 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

3.34. "Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

3.35. "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

3.36. "Performance Period" means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Share Award or a Cash Award.

3.37. "Performance Share" means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

3.38. "Performance Share Award" means any Award granted pursuant to Section 9 hereof.

3.39. "Permitted Transferee" means: a member of the Optionholder's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother‑in‑law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests.

3.40. "Person" means a person as defined in Section 13(d)(3) of the Exchange Act.

3.41. "Plan" means this InfuSystem Holdings, Inc. 2021 Equity Incentive Plan, as amended and/or amended and restated from time to time.

3.42. "Related Rights" has the meaning set forth in Section 8.

3.43. "Restricted Award" means any Award granted pursuant to Section 9.

3.44. "Restricted Period" has the meaning set forth in Section 9.

3.45. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

3.46. "Securities Act" means the Securities Act of 1933, as amended.

3.47. "Stock Appreciation Right" means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

3.48. "Stock for Stock Exchange" has the meaning set forth in 7.5.

3.49. "Substitute Award" has the meaning set forth in Section 5.6.

3.50. "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.51. "Total Share Reserve" has the meaning set forth in Section 5.1.

SECTION 4.	ADMINISTRATION

4.1. Authority of Committee. The Plan shall be administered by the Committee or, in the Board's sole discretion, by the Board. Subject to the terms of the Plan, the Committee's charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve "insiders" within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

4.2. Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

4.3. Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

4.4. Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

4.5. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 5.	SHARES SUBJECT TO THE PLAN

5.1. Total Share Reserve. Subject to adjustment in accordance with Section 15, no more than two million five hundred thousand (2,500,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan that expires, terminates or is canceled or forfeited under the terms of the InfuSystem Holdings, Inc. 2014 Equity Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

5.2. Source of Shares. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

5.3. ISO Limit. Subject to adjustment in accordance with Section 15, no more than two million five hundred thousand (2,500,000) shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the "ISO Limit").

5.4. Non-Employee Director Limit. The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the Fiscal Year shall not exceed a total value of five hundred thousand dollars ($500,000) (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

5.5. Share Recycling. Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 5.5 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option, (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.6. Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

SECTION 6.	ELIGIBILITY

6.1. Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

6.2. Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

SECTION 7.	OPTIONS PROVISIONS

7.1. Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

7.2. Term. Subject to the provisions of Section 6.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a Nonqualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

7.3. Exercise Price of an Incentive Stock Options. Subject to the provisions of Section 6.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

7.4. Exercise Price of a Nonqualified Stock Option. The Option Exercise Price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

7.5. Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a "Stock for Stock Exchange"); (ii) a "cashless" exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

7.6. Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

7.7. Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Nonqualified Stock Option does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

7.8. Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

7.9. Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder's Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

7.10. Extension of Termination Date. An Optionholder's Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system or the trading restrictions imposed by the Company in accordance with its securities trading policies governing trades by Directors, Employees, or Consultants, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 7.1 or (ii) the expiration of a period after termination of the Participant's Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements or the Company's trading restrictions.

7.11. Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

7.12. Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

7.13. Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

SECTION 8.	STOCK APPRECIATION RIGHTS

8.1. Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone ("Free Standing Rights") or in tandem with an Option granted under the Plan ("Related Rights").

8.2. Grant Requirements for Related Right. Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

8.3. Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

8.4. Vesting. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

8.5. Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

8.6. Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 8.2 are satisfied.

8.7. Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

SECTION 9.	RESTRICTED AWARDS

9.1. Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

9.2. Restricted Stock and Restricted Stock Units.

(a) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends;

(b) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement ("Deferred Stock Units"). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock).

9.3. Restrictions.

(a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b) Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

9.4. Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

9.5. Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit ("Vested Unit"); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

9.6. Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

SECTION 10.	PERFORMANCE SHARE AWARDS

10.1. Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 10, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

10.2. Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

SECTION 11.	OTHER EQUITY-BASED AWARDS AND CASH AWARDS

The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

SECTION 12.	SECURITIES LAW COMPLIANCE

Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

SECTION 13.	USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

SECTION 14.	MISCELLANEOUS

14.1. Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

14.2. Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 15 hereof.

14.3. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause or (ii) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

14.4. Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (i) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

14.5. Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

SECTION 15.	ADJUSTMENTS UPON CHANGES IN STOCK

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 5 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 15, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 15 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 15 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 15 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 16.	EFFECT OF CHANGE IN CONTROL

16.1. Effect of a Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee's determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable "target" levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

16.2. Committee's Discretion in the event of Change in Control. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

16.3. Obligations Binding on Successor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

SECTION 17.	AMENDMENT OF PLAN AND AWARDS

17.1. Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 15 relating to adjustments upon changes in Common Stock and Section 17.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

17.2. Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

17.3. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith. Any change to the definition of Cause in the Company's employee handbook shall not be considered to be an amendment of this Plan or an amendment of any Award Agreement granted under this Plan requiring Participant consent under Section 17.4 or Section 17.5 of this Plan.

17.4. No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

17.5. Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

SECTION 18.	GENERAL PROVISIONS

18.1. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

18.2. Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

18.3. Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

18.4. Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

18.5. Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

18.6. Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

18.7. Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 15.

18.8. Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

18.9. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

18.10. Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

18.11. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

18.12. Disqualifying Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a "Disqualifying Disposition") shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

18.13. Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 18.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

18.14. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

18.15. Expenses. The costs of administering the Plan shall be paid by the Company.

18.16. Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

18.17. Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

18.18. Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

SECTION 19.	EFFECTIVE DATE OF THE PLAN.

The Plan shall become effective as of the Effective Date.

SECTION 20.	TERMINATION OR SUSPENSION OF THE PLAN.

The Plan shall terminate automatically on the tenth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 17.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

SECTION 21.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules.

As adopted by the Board of Directors of InfuSystem Holdings, Inc. on March 15, 2021.

As approved by the stockholders of InfuSystem Holdings, Inc. on May 18, 2021.

Appendix B

Removal of Blank Check Company Business Combination Provisions Amendment

The amendments to the Amended and Restated Certificate of Incorporation pursuant to the Removal of Blank Check Company Business Combination Provisions Amendment contemplated by Proposal 4 are presented below with additions indicated by bold, underlined text and deletions indicated by strikethrough text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company Annual Report on Form 10-K filed with the SEC on March 11, 2025.

The proposed Removal of Blank Check Company Business Combination Provisions Amendment to Article Fifth is set forth below:

“FIFTH: Reserved. ~~Paragraphs A through E set forth below shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination. A “Business Combination” shall mean the acquisition by the corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of any of the foregoing, of one or more operating businesses in the healthcare-related sector (collectively, the “Target Business”) having, collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the corporation’s net assets at the time of such acquisition; provided, that any acquisition of multiple operating businesses shall occur contemporaneously with one another. For purposes of this Article, fair market value shall be determined by the Board of Directors of the corporation based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the corporation is not able to independently determine the fair market value of the Target Business, the corporation shall obtain an opinion with regard to such fair market value from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. (d/b/a NASD). The corporation is not required to obtain an opinion from an investment banking firm as to fair market value of the Target Business if the corporation’s Board of Directors independently determines the fair market value for such Target~~

~~A.    Prior to the consummation of any Business Combination, the corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the corporation shall be authorized to consummate the Business Combination; provided, that the corporation shall not consummate any Business Combination if holders representing 20% or more in interest of the IPO Shares exercise their conversion rights described in paragraph B below.~~
~~B.    In the event that a Business Combination is approved in accordance with paragraph A above and is consummated by the corporation, any stockholder of the corporation holding shares of Common Stock issued by the corporation in its initial public offering (such offering the “IPO”, and such shares so issued in connection with the IPO, the “IPO Shares”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the corporation convert his, her or its IPO Shares into cash. If so demanded, the corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the corporation in connection with the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.~~
~~C.    In the event that the corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that a definitive agreement to complete a Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the officers of the corporation shall take all such action necessary to disso1ve and liquidate the corporation as soon as reasonably practicable. In the event that the corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the corporation~~
~~D.    A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the corporation or in the event he, she or it demands conversion of his, her or its shares in accordance with paragraph B above. Except as may be required under applicable law, in no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund or any amount or other property held therein.~~

~~E.    Unless and until the corporation has consummated a Business Combination as permitted under this Article Fifth, the corporation may not consummate any other business combination, whether by merger, acquisition, asset purchase or otherwise.~~

Appendix C

Exclusive Forum Amendment

The amendments to the Amended and Restated Certificate of Incorporation pursuant to the Exclusive Forum Amendment contemplated by Proposal 5 are presented below with additions indicated by bold, underlined text and deletions indicated by strikethrough text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company Annual Report on Form 10-K filed with the SEC on March 11, 2025.

The proposed Exclusive Forum Amendment to Article Eighth is set forth below:

“EIGHTH: ~~Reserved.~~The following paragraphs shall apply with respect to the forum and venue for the adjudication of certain legal matters:

A.Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of the corporation to the corporation or the corporation's stockholders, including any claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the corporation or any current or former director, officer, employee, or agent of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation or the Bylaws of the corporation (as any of the foregoing may be amended or restated from time to time), or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against the corporation or any current or former director, officer, employee, or agent of the corporation governed by the internal affairs doctrine of the State of Delaware. If any action the subject matter of which is within the scope of this Article Eighth, Paragraph A is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article Eighth, Paragraph A (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth, Paragraph A.

B.Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth, Paragraph B.

Appendix D

Officer Exculpation Amendment

The amendments to the Amended and Restated Certificate of Incorporation pursuant to the Exculpation Amendment contemplated by Proposal 6 are presented below with additions indicated by bold, underlined text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company Annual Report on Form 10-K filed with the SEC on March 11, 2025.

The proposed Exculpation Amendment to Article Seventh is set forth below:

SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

ANo director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the duty of loyalty of such director or officer to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such directors or officers derives an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, alteration or repeal of this Article Seventh shall adversely affect any right of, or protection afforded to, a director or officer of the corporation existing immediately prior to such repeal or modification. For purposes of this Article Seventh, “officer” has the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

APPENDIX E
GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

NET INCOME TO EBITDA AND ADJUSTED EBITDA:

	Twelve Months Ended
	December 31,
(in thousands)	2024	2023	2022
GAAP net income	$2,345	$872	$18
Adjustments:
Interest expense	1,777	2,170	1,402
Income tax provision	2,714	979	112
Depreciation	11,508	11,518	10,866
Amortization	991	990	2,494
Non-GAAP EBITDA	$19,335	$16,529	$14,892
Stock compensation costs	4,460	4,074	3,825
Medical equipment reserve (1)	573	1,501	1,162
SOX readiness costs	—	—	110
Management reorganization/transition costs	108	72	633
Cooperation Agreement payment and associated legal expenses	649	16	—
Certain other non-recurring costs	175	174	123
Non-GAAP Adjusted EBITDA	$25,300	$22,366	$20,745

(1)Amounts represent a non-cash expense (recovery) recorded to adjust reserve for missing medical equipment and is being added back (deducted) due to its similarity to depreciation.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for non-recurring items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items or for non-operating items. A reconciliation of those measures to the most directly comparable GAAP measures is provided above.

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2025 Annual Meeting Proxy Card

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1. Election of Directors:

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01 - Dr. Kenneth D. Eichenbaum, MD, MSE 04 - Beverly A. Huss 07 - Dr. John J. Sviokla 02 - Paul A. Gendron 05 - Carrie Lachance 03 - Ronald Hundzinski 06 - Scott Shuda 1 U P X For Against Abstain For Against Abstain For Against Abstain The Sample Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed; FOR Proposals 2, 3, 4, 5, 6 and 7.A 044QNC 2. Approval, on advisory basis, of the Company’s Executive Compensation. 3. Approval of an amendment increasing the number of shares reserved under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan. 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 4. Approval to amend the Company’s Amended and Restated Certificate of Incorporation to remove blank check company business combination provisions. 5. Approval to amend the Company’s Amended and Restated Certificate of Incorporation to provide an exclusive forum provision. 6. Approval to amend the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 7. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2025. MMMMMMMMMMMM M M M M M M M M M 1234 5678 9012 345 6 4 9 1 7 0 If no electronic voting, delete QR code and control # 0 0 0 0 0 1 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to https://www.envisionreports.com/INFU or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at https://www.envisionreports.com/INFU Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at https://www.envisionreports.com/INFU Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025 The undersigned hereby appoints Scot Hill and Barry Steele and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned and authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held virtually via the internet at meetnow.global/MNMKJMF on Thursday, May 15, 2025 at 2:00 p.m., Eastern Time, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR APPROVAL, ON ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION, (III) FOR APPROVAL OF AN AMENDMENT INCREASING THE NUMBER OF SHARES RESERVED UNDER THE INFUSYSTEM HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN, (IV) FOR APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE BLANK CHECK COMPANY BUSINESS COMBINATION PROVISIONS, (V) FOR APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE AN EXCLUSIVE FORUM PROVISION, (VI) FOR APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION AND (VII) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. IF ANY OTHER MATTERS COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION. (Items to be voted appear on reverse side) Proxy — INFUSYSTEM HOLDINGS, INC. Non-Voting ItemsC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2024 Annual Report are available at: https://www.envisionreports.com/INFU The 2025 Annual Meeting of Shareholders of InfuSystem Holdings, Inc. will be held on Thursday, May 15, 2025 at 2:00 p.m., Eastern Time, virtually via the internet at meetnow.global/MNMKJMF. To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.